Lincoln Financial Group
Table of Contents
Third Quarter 2009

Lincoln Financial Group Analyst Coverage	i
Notes	ii-iii

Financial Highlights	1 - 3
Consolidated Operating Expense Detail	4
Selected Financial Results Summary	5
Details Underlying Realized Loss, After-DAC	6
Consolidated Statements of Income	7
Consolidated Roll Forwards of DAC, VOBA, DFEL and DSI	8
Consolidating Statements of Income from Operations - Current Year - Quarter	9
Consolidating Statements of Income from Operations - Prior Year - Quarter	10
Consolidating Statements of Income from Operations - Current Year - Year-to-Date	11
Consolidating Statements of Income from Operations - Prior Year - Year-to-Date	12
Consolidated Balance Sheets and Selected Share Data	13
Balance Sheet Data - Segment Highlights	14

Retirement Solutions
Annuities:
Income Statements and Operational Data	15
DAC, VOBA, DFEL and DSI Roll Forwards	16
Account Value Roll Forwards and Information	17
Account Value Information	18
Interest Rate Spread Information, GLB Expense Assessments, GLB Attributed Fee
and GLB Account Values by Type	19
Defined Contribution:
Income Statements, Operational Data and DAC, VOBA and DSI Roll Forwards	20
Account Value Roll Forwards and Information	21
Account Value Roll Forwards by Product	22
Account Value and Interest Rate Spread Information	23

Insurance Solutions
Life Insurance:
Income Statements, Operational Data and DAC, VOBA and DFEL Roll Forwards	24
Operational Data and Account Value Roll Forwards	25
Group Protection:
Income Statements and Operational Data	26

Other Operations	27

Discontinued Operations	27

Consolidated Deposits, Account Balances and Net Flows	28

Consolidated Investment Data	29

9/30/2009			i
Lincoln Financial Group Analyst Coverage
Third Quarter 2009

Firm	Analyst	Phone Number
Bank of America - Merrill Lynch	Ed Spehar	212-449-4245
Barclays Capital	Eric Berg	212-526-2805
Bernstein	Suneet Kamath	212-756-4587
Citigroup	Colin Devine	212-816-1682
Credit Suisse	Tom Gallagher	212-538-2010
Deutsche Bank	Darin Arita	212-250-7321
Dowling and Partners	Sean Rourke	860-676-8600
FBR Capital Markets	Randy Binner	703-312-1890
Fox-Pitt Kelton Cochran Caronia Waller	Mark Finkelstein	312-425-4079
Goldman Sachs and Company	Christopher Neczypor	212-357-8512
JP Morgan	Jimmy Bhullar	212-622-6397
Keefe, Bruyette and Woods	Jeff Schuman	860-722-5902
Langen McAlenney	Bob Glasspiegel	860-724-1203
Morgan Stanley	Nigel Dally	212-761-4132
Raymond James and Associates	Steven Schwartz	312-612-7686
Sandler O'Neil and Partners	Edward Shields	312-281-3487
Sterne, Agee and Leach	John Nadel	212-338-4717
UBS	Andrew Kligerman	212-713-2492
Wells Fargo Securities	John Hall	212-214-8032

Investor Inquiries May Be Directed To
Jim Sjoreen, Vice President, Investor Relations
Email: Jim.Sjoreen@lfg.com
Voice: (484) 583-1420
Fax: (484) 593-3962

Notes
This list is provided for informational purposes only. Lincoln Financial Group does not endorse the analyses, conclusions, or recommendations contained in any report issued by these or any other analysts.

Lincoln Financial Group's Statistical Report will be available immediately after the release of earnings for each quarter through our Investor Relations website: http://www.LincolnFinancial.com/investor

9/30/2009		ii
NOTES

Definitions and Presentation

As will be discussed in Note 2 of our Form 10-Q for the quarterly period ended September 30, 2009, the Financial Accounting Standards
Board (“FASB”) Accounting Standards CodificationTM (“ASC”) is now the single source of authoritative United States of America generally accepted accounting principles (“GAAP”) recognized by the FASB. Accordingly, we have revised all references to GAAP accounting standards in this filing to reflect the appropriate references in the new FASB ASC.

"Income (loss) from operations," "operating revenues" and "return on capital" are non-GAAP financial measures and do not replace GAAP revenues, net income (loss) and return on stockholders' equity. Detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in this statistical supplement.

•	We exclude the after-tax effects of the following items from GAAP net income (loss) to arrive at income (loss) from operations:
	•	Realized gains and losses associated with the following ("excluded realized gain (loss)"):
• Sale or disposal of securities;
• Impairments of securities;
• Change in the fair value of embedded derivatives within certain reinsurance arrangements and the change in the fair value of our trading securities;
• Net difference between the portion of the change in reserves accounted for under the Financial Services – Insurance – Claim Costs and
Liabilities for Future Policy Benefits Topic of the FASB ASC resulting from benefit ratio unlocking (“benefit ratio reserves”) of our guaranteed death benefit (“GDB”) riders within our variable annuities and the change in the fair value of the derivatives we own to hedge the changes in the benefit ratio reserves, excluding our expected cost of purchasing the hedging instruments, the net of which is referred to as “GDB derivatives results”;
• Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders within our variable annuities accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC (“embedded derivative reserves”) and GLB benefit ratio reserves, net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative reserves, the net of which is referred to as “GLB net derivative results”; and
• Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC (“indexed annuity forward-starting option”).
	•	Income (loss) from the initial adoption of new accounting standards;
	•	Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;
	•	Gains (losses) on early retirement of debt;
	•	Losses from the impairment of intangible assets; and
	•	Income (loss) from discontinued operations.

	•	Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:
• Excluded realized gain (loss);
• Amortization of deferred gains arising from the reserve changes on business sold through reinsurance; and
• Revenue adjustments from the initial impact of the adoption of changes in accounting principles.

	•	Return on capital measures the effectiveness of our use of total capital, which includes equity (excluding accumulated other comprehensive income), debt, capital securities and junior subordinated debentures issued to affiliated trusts. Return on capital is calculated by dividing annualized income (loss) from operations (after adding back interest expense) by average capital. The difference between return on capital and return on stockholders' equity represents the effect of leveraging on our consolidated results.

Income (loss) from operations, operating revenues and return on capital are financial measures we use to evaluate and assess our results. Our management and Board of Directors believe that these performance measures explain the results of our ongoing businesses in a manner that allows for a better understanding of the underlying trends in our current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

	•	Certain operating and statistical measures are included in this report to provide supplemental data regarding the performance of our current business. These measures include deposits, sales, net flows, first-year premiums, in force and spreads.
	•	Sales as reported consist of the following:
• Universal life ("UL") (excluding linked-benefit products) and variable universal life ("VUL"), including corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") - first year commissionable premiums plus 5% of excess premiums received, including an adjustment for internal replacements at approximately 50% of target;
• Whole life and term - 100% of first year paid premiums;
• Linked-benefit - 15% of premium deposits;
• Annuities - deposits from new and existing customers;
• Group Protection - annualized first year premiums from new policies; and

Our roll forwards of deferred acquisition costs ("DAC") and value of business acquired ("VOBA"), deferred sales inducements ("DSI") and deferred front-end loads ("DFEL") disclose the net impact of prospective and retrospective unlocking on amortization for these accounts. This information helps explain a source of volatility in amortization.

	•	Prospective unlocking - In the third quarter of each year, we review and update our assumptions used in projecting our future estimated gross profits ("EGPs") used to amortize DAC, VOBA, DFEL, DSI and the calculations of embedded derivatives and reserves for annuity and life insurance products with certain guarantees. We may also have prospective unlocking if we experience long-term or significant deviations from expected equity market returns requiring a change to best estimate projections of EGPs and reversion to the mean ("RTM") prospective unlocking of DAC, VOBA, DFEL, DSI and other contract holder funds. These updates to assumptions result in unlocking that represent an increase or decrease to our carrying value of DAC, VOBA, DFEL, DSI and other contract holder funds based upon our updated view of future EGPs. The various assumptions that are reviewed include investment margins, mortality, retention and rider utilization. In addition, in the third quarter of each year during our annual prospective unlocking review, we may identify and implement actuarial modeling refinements which can result in prospective and retrospective unlocking impacts that impact
DAC, VOBA, DSI, DFEL and embedded derivatives and reserves for annuity and life products with living and death benefit guarantee reserves.

iii
• Retrospective unlocking - On a quarterly basis, we “true-up” our models for actual gross profits and in-force experience for the period.
To the extent that actual experience differs from previously expected, a positive or negative retrospective adjustment to the amortization of DAC, VOBA, DSI and DFEL is recorded. This update to the models may generate a change in the amortization rate which results in a catch-up to the cumulative amortization, by recalculating the DAC, VOBA, DSI and DFEL balances assuming that the revised amortization rate had been used since issue.

Book value per share excluding accumulated other comprehensive income ("AOCI") is calculated based upon a non-GAAP financial measure. It is calculated by dividing (a) stockholders' equity excluding AOCI, by (b) common shares outstanding. We provide book value per share excluding
AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations. We believe book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. Book value per share is the most directly comparable GAAP measure.

Pre-tax operating margin is calculated as income (loss) from operations before federal income taxes divided by operating revenues. After-tax operating margin is calculated as income (loss) from operations divided by operating revenues.

Inter-segment transfer refers to a transfer from Retirement Solutions - Annuities to Retirement Solutions - Defined Contribution.

Reclassifications
In addition to the items discussed above, certain amounts reported in prior periods have been reclassed to the presentation adopted in the current period.
These reclassifications had no effect on net income, income from operations or stockholders' equity in the prior period.

9/30/2009								PAGE 1
Financial Highlights
Unaudited (in millions, except per share data)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
			Change				Change
	2009	2008	Amount	%	2009	2008	Amount	%
Income from Operations - By Segment
Annuities	$94.5	$130.9	$(36.4)	-27.8%	$233.7	$364.9	$(131.2)	-36.0%
Defined Contribution	42.6	42.3	0.3	0.7%	100.1	123.9	(23.8)	-19.2%
Total Retirement Solutions	137.1	173.2	(36.1)	-20.8%	333.8	488.8	(155.0)	-31.7%
Life Insurance	136.5	137.3	(0.8)	-0.6%	411.6	458.2	(46.6)	-10.2%
Group Protection	34.5	27.2	7.3	26.8%	93.8	85.7	8.1	9.5%
Total Insurance Solutions	171.0	164.5	6.5	4.0%	505.4	543.9	(38.5)	-7.1%
Other Operations	(32.6)	(39.9)	7.3	18.3%	(193.4)	(127.3)	(66.1)	-51.9%
Income from Operations (1)	275.5	297.8	(22.3)	-7.5%	645.8	905.4	(259.6)	-28.7%
Excluded realized loss, after-tax (2)	(196.0)	(168.7)	(27.3)	-16.2%	(600.3)	(274.0)	(326.3)	NM
Income from reserve changes (net of related amortization)on business sold through reinsurance, after-tax	0.4	0.4	-	0.0%	1.3	1.3	-	0.0%
Gain on early extinguishment of debt, after-tax	-	-	-	NM	41.8	-	41.8	NM
Impairment of intangibles, after-tax	1.4	-	1.4	NM	(601.5)	(139.0)	(462.5)	NM
Income (loss) from discontinued operations, after-tax (3)	72.0	18.9	53.1	281.0%	(74.1)	68.6	(142.7)	NM
Net Income (Loss)	153.3	148.4	4.9	3.3%	(587.0)	562.3	(1,149.3)	NM
Preferred stock dividends and accretion of discount	(16.3)	-	(16.3)	NM	(16.3)	-	(16.3)	NM
Minority interest adjustment (4)	-	(0.1)	0.1	100.0%	(0.1)	(0.6)	0.5	83.3%
Net Income (Loss) Available to Common Stockholders	$137.0	$148.3	$(11.3)	-7.6%	$(603.4)	$561.7	$(1,165.1)	NM

Earnings Per Common Share - Diluted
Income from operations (1) (5)	$0.84	$1.16	$(0.32)	-27.6%	$2.27	$3.48	$(1.21)	-34.8%
Excluded realized loss, after-tax (2) (5)	(0.63)	(0.65)	0.02	3.1%	(2.19)	(1.05)	(1.14)	NM
Gain on early extinguishment of debt, after-tax (5)	-	-	-	NM	0.15	-	0.15	NM
Impairment of intangibles, after-tax (5)	-	-	-	NM	(2.21)	(0.53)	(1.68)	NM
Income (loss) from discontinued operations, after-tax (3) (5)	0.23	0.07	0.16	228.6%	(0.27)	0.26	(0.53)	NM
Adjustment attributable to using diluted shares for income from operations and basic for net income (5)	-	-	-	NM	0.04	-	0.04	NM
Net Income (Loss)	$0.44	$0.58	$(0.14)	-24.1%	$(2.21)	$2.16	$(4.37)	NM

Operating Revenues - By Segment
Annuities	$522.5	$675.2	$(152.7)	-22.6%	$1,558.9	$1,916.5	$(357.6)	-18.7%
Defined Contribution	235.8	240.8	(5.0)	-2.1%	675.9	717.9	(42.0)	-5.9%
Total Retirement Solutions	758.3	916.0	(157.7)	-17.2%	2,234.8	2,634.4	(399.6)	-15.2%
Life Insurance	1,089.1	1,073.8	15.3	1.4%	3,167.5	3,216.3	(48.8)	-1.5%
Group Protection	414.6	402.8	11.8	2.9%	1,278.9	1,227.1	51.8	4.2%
Total Insurance Solutions	1,503.7	1,476.6	27.1	1.8%	4,446.4	4,443.4	3.0	0.1%
Other Operations	119.6	136.2	(16.6)	-12.2%	340.4	412.4	(72.0)	-17.5%
Total Operating Revenues	2,381.6	2,528.8	(147.2)	-5.8%	7,021.6	7,490.2	(468.6)	-6.3%
Excluded realized loss, pre-tax (2)	(301.8)	(259.5)	(42.3)	-16.3%	(923.7)	(421.6)	(502.1)	NM
Amortization of deferred gains arising from reserve changes on business sold through reinsurance, pre-tax	0.7	0.6	0.1	16.7%	2.1	2.1	-	-
Total Revenues	$2,080.5	$2,269.9	$(189.4)	-8.3%	$6,100.0	$7,070.7	$(970.7)	-13.7%

(1)	Income from operations includes restructuring charges. See page 5 for detail.
(2)	See page 6 for detail.
(3)	Includes discontinued operations and the loss on disposal. See Discontinued Operations on page 27 for details.
(4)	Relates to outstanding stock options under the Delaware Investments U.S. Inc. stock option incentive plan.
(5)
In those periods with a loss from continuing operations, shares used in the earnings per share calculation represent basic shares, since using diluted shares would have been anti-dilutive. This same concept applies to our income (loss) from operations as well.

9/30/2009							PAGE 2
Financial Highlights (Continued)
Unaudited (billions of dollars)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
			Change				Change
	2009	2008	Amount	%	2009	2008	Amount	%
Retirement Solutions - Annuities
Gross deposits	$ 3.088	$ 2.948	$ 0.140	4.7%	$ 7.901	$ 9.410	$ (1.509)	-16.0%
Net flows	1.601	0.944	0.657	69.6%	3.074	3.714	(0.640)	-17.2%
Account values (gross)	72.195	67.671	4.524	6.7%	72.195	67.671	4.524	6.7%
Account values (net of reinsurance)	71.146	66.475	4.671	7.0%	71.146	66.475	4.671	7.0%

Retirement Solutions - Defined Contribution
Gross deposits (1)	1.103	1.334	(0.231)	-17.3%	3.794	4.306	(0.512)	-11.9%
Net flows	0.144	0.093	0.051	54.8%	1.057	0.610	0.447	73.3%
Account values - annuities	24.778	24.898	(0.120)	-0.5%	24.778	24.898	(0.120)	-0.5%
Alliance and Smart Future mutual funds	9.544	7.675	1.869	24.4%	9.544	7.675	1.869	24.4%
Total annuities and mutual fund account values	34.322	32.573	1.749	5.4%	34.322	32.573	1.749	5.4%

Insurance Solutions - Life Insurance
Sales (in millions)	$ 146.2	$ 190.3	$ (44.1)	-23.2%	$ 415.1	$ 529.7	$ (114.6)	-21.6%
Life insurance in force	532.013	539.964	(7.951)	-1.5%	532.013	539.964	(7.951)	-1.5%
Account values (net of reinsurance)	31.271	32.283	(1.012)	-3.1%	31.271	32.283	(1.012)	-3.1%

Insurance Solutions - Group Protection
Annualized sales (in millions)	79.8	68.4	11.4	16.7%	193.6	187.1	6.5	3.5%
Loss ratio (2)	68.1%	71.6%	NM	NM	69.0%	70.9%	NM	NM

Consolidated
Total deposits	$ 5.264	$ 5.364	$ (0.100)	-1.9%	$ 14.846	$ 16.992	$ (2.146)	-12.6%
Total account balances	136.739	131.331	5.408	4.1%	136.739	131.331	5.408	4.1%
Total net flows	2.306	1.727	0.579	33.5%	5.789	6.341	(0.552)	-8.7%

(1)	Includes deposits for mutual funds. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.
(2)	Represents combined loss ratio for life, disability and dental businesses.

9/30/2009								PAGE 3
Financial Highlights (Continued)
Unaudited (millions of dollars)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
			Change				Change
	2009	2008	Amount	%	2009	2008	Amount	%

Balance Sheet Assets - End-of-Period	$181,489.2	$173,279.9	$8,209.3	4.7%	$181,489.2	$173,279.9	$8,209.3	4.7%

Stockholders' Equity
Beginning-of-period (including AOCI)	$9,074.9	$10,497.7	$(1,422.8)	-13.6%	$7,976.7	$11,718.4	$(3,741.7)	-31.9%
End-of-period (including AOCI)	11,655.5	9,500.1	2,155.4	22.7%	11,655.5	9,500.1	2,155.4	22.7%
End-of-period (excluding AOCI)	11,876.0	11,310.4	565.6	5.0%	11,876.0	11,310.4	565.6	5.0%
Average equity (excluding AOCI)	11,329.1	11,308.2	20.9	0.2%	10,803.0	11,371.9	(568.9)	-5.0%

Return on Equity
Net income (loss)/average equity (excluding AOCI)	5.4%	5.2%			-7.2%	6.6%
Income from operations/average equity (excluding AOCI)	9.7%	10.5%			8.0%	10.6%

Return on Capital
Income (loss) from operations/average capital	7.7%	8.3%			6.3%	8.4%

Common Shares Outstanding
Average for the period - basic	301.8	255.9	45.9	17.9%	272.7	258.2	14.5	5.6%
Average for the period - diluted	310.0	257.6	52.4	20.3%	276.9	260.0	16.9	6.5%
End-of-period - assuming conversion of preferreds (1)	302.3	256.0	46.3	18.1%	302.3	256.0	46.3	18.1%
End-of-period - diluted	311.8	256.9	54.9	21.4%	311.8	256.9	54.9	21.4%

Book value (including AOCI)	$38.56	$37.11	$1.45	3.9%	$38.56	$37.11	$1.45	3.9%
Book value (excluding AOCI)	39.29	44.18	(4.90)	-11.1%	39.29	44.18	(4.90)	-11.1%

Cash Returned to Common Stockholders
Share repurchase - dollar amount	$-	$50.0	$(50.0)	-100.0%	$-	$475.5	$(475.5)	-100.0%
Common dividends declared	3.0	105.9	(102.9)	-97.2%	8.6	320.0	(311.4)	-97.3%
Total Cash Returned to Common Stockholders	$3.0	$155.9	$(152.9)	-98.1%	$8.6	$795.5	$(786.9)	-98.9%

Stock issuance - number of shares	-	-	-	NM	46.00	-	46.00	NM
Share repurchase - number of shares	-	1.01	(1.01)	-100.0%	-	9.09	(9.09)	-100.0%
Dividend declared on common stock - per share	$0.010	$0.415	$(0.405)	-97.6%	$0.030	$1.245	$(1.215)	-97.6%
Dividend payout ratio	2.3%	71.6%			-1.4%	57.6%
Annualized yield (2)	0.2%	3.9%			0.2%	3.9%

Comprehensive Income (Loss)
Net income (loss)	$153.3	$148.4	$4.9	3.3%	$(587.0)	$562.3	$(1,149.3)	NM
Net unrealized gain (loss) on available-for-sale securities	1,575.6	(964.3)	2,539.9	263.4%	2,781.3	(1,989.7)	4,771.0	239.8%
Unrealized other-than-temporary impairment on available-for-sale securities	(4.1)	-	(4.1)	NM	(121.8)	-	(121.8)	NM
Net unrealized gain (loss) on derivative instruments	(43.0)	12.2	(55.2)	NM	(116.3)	1.3	(117.6)	NM
Foreign currency translation adjustment	(23.3)	(56.0)	32.7	58.4%	62.0	(54.4)	116.4	214.0%
Funded status of employee benefit plans	(18.5)	6.3	(24.8)	NM	(22.2)	7.3	(29.5)	NM
Comprehensive Income (Loss)	$1,640.0	$(853.4)	$2,493.4	292.2%	$1,996.0	$(1,473.2)	$3,469.2	235.5%

Ratios
Debt to total capitalization (3)	22.2%	22.6%			22.2%	22.6%
Debt to equity (3)	28.5%	29.3%			28.5%	29.3%

	Ratings as of October 28, 2009
				Standard &
	A.M. Best	Fitch	Moody's	Poor's

Senior Debt Ratings	a-	BBB	Baa2	A-

Financial Strength Ratings
Lincoln National Life Insurance Company	A+	A+	A2	AA-
First Penn-Pacific Life Insurance Company	A+	A+	A2	A+
Lincoln Life & Annuity Company of New York	A+	A+	A2	AA-

(1)	The holders of our Series B preferred stock have no right to exchange or convert such shares into any other securities, therefore these shares have not been converted in this calculation.
(2)	Indicated dividend divided by the closing price.
(3)
Equity used in calculation excludes AOCI and $375 million of senior notes issued in October of 2007 because the proceeds were reinvested in a pool of long-term assets. Capital securities are considered 25% debt and 75% equity. These calculations exclude our preferred stock.

9/30/2009								PAGE 4
Consolidated Operating Expense Detail
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change

Commissions	$ 429.1	$ 404.1	$ 360.0	$ 358.2	$ 403.9	-5.9%	$ 1,277.4	$ 1,122.1	-12.2%

General and Administrative Expenses
General and administrative expenses	305.4	350.6	306.3	311.4	317.3	3.9%	922.5	935.0	1.4%
Merger-related expenses	12.6	8.1	6.7	4.4	2.5	-80.2%	41.3	13.6	-67.1%
Total General and Administrative Expenses, Excluding Broker-Dealer	318.0	358.7	313.0	315.8	319.8	0.6%	963.8	948.6	-1.6%

Communications expenses	14.1	14.8	12.9	13.5	13.2	-6.4%	45.1	39.6	-12.2%
Restructuring charges associated with merger-related cost saving initiatives	0.4	0.1	-	-	0.1	-75.0%	2.5	0.1	-96.0%
Restructuring charges for expense initiatives	-	8.0	5.1	28.6	0.5	NM	-	34.2	NM
Taxes, licenses and fees	57.4	45.7	54.6	43.0	48.2	-16.0%	163.5	145.8	-10.8%
Interest and debt expense	68.3	71.9	64.7	60.9	68.0	-0.4%	210.0	193.6	-7.8%
Total Commissions and Expenses Incurred	887.3	903.3	810.3	820.0	853.7	-3.8%	2,662.3	2,484.0	-6.7%

Less: Commissions and Expenses Capitalized	(463.5)	(470.4)	(383.5)	(385.4)	(422.5)	8.8%	(1,383.5)	(1,191.4)	13.9%

Amortization
Amortization of DAC and VOBA, net of interest	207.3	644.1	222.2	249.5	322.0	55.3%	746.1	793.7	6.4%
Amortization of intangibles	0.9	1.0	1.1	1.0	1.1	22.2%	3.2	3.2	0.0%
Total Amortization	208.2	645.1	223.3	250.5	323.1	55.2%	749.3	796.9	6.4%

Broker-Dealer Commissions and G&A	78.5	73.3	64.1	69.2	73.6	-6.2%	252.8	206.9	-18.2%

Total	$ 710.5	$ 1,151.3	$ 714.2	$ 754.3	$ 827.9	16.5%	$ 2,280.9	$2,296.4	0.7%

Merger-Related Expenses (1)
Severance and employee-related charges	$ 1.2	$ 1.7	$ 0.7	$ 0.6	$ 0.3	-75.0%	$ 6.8	$ 1.6	-76.5%
Systems integration and related expenses	9.6	7.5	5.1	2.6	1.5	-84.4%	30.9	9.2	-70.2%
Other expenses	2.2	(1.0)	0.9	1.2	0.8	-63.6%	6.1	2.9	-52.5%
Total Merger-Related Expenses	$ 13.0	$ 8.2	$ 6.7	$ 4.4	$ 2.6	-80.0%	$ 43.8	$ 13.7	-68.7%

(1)	Represents merger-related expenses included in general and administrative expenses and restructuring charges.

9/30/2009									PAGE 5
Selected Financial Results Summary
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Operating Revenues
Annuities	$675.2	$693.7	$599.4	$437.0	$522.5	-22.6%	$1,916.5	$1,558.9	-18.7%
Defined Contribution	240.8	217.9	225.1	215.0	235.8	-2.1%	717.9	675.9	-5.9%
Total Retirement Solutions	916.0	911.6	824.5	652.0	758.3	-17.2%	2,634.4	2,234.8	-15.2%
Life Insurance	1,073.8	1,042.8	1,076.2	1,002.2	1,089.1	1.4%	3,216.3	3,167.5	-1.5%
Group Protection	402.8	412.5	421.4	442.9	414.6	2.9%	1,227.1	1,278.9	4.2%
Total Insurance Solutions	1,476.6	1,455.3	1,497.6	1,445.1	1,503.7	1.8%	4,443.4	4,446.4	0.1%
Other Operations	136.2	121.6	105.4	115.4	119.6	-12.2%	412.4	340.4	-17.5%
Total Operating Revenues	2,528.8	2,488.5	2,427.5	2,212.5	2,381.6	-5.8%	7,490.2	7,021.6	-6.3%
Excluded realized loss, pre-tax (1)	(259.5)	(336.5)	(289.7)	(332.2)	(301.8)	-16.3%	(421.6)	(923.7)	NM
Amortization of deferred gains arising from reserve changes on business sold through reinsurance, pre-tax	0.6	0.7	0.7	0.7	0.7	16.7%	2.1	2.1	0.0%
Total Revenues	$2,269.9	$2,152.7	$2,138.5	$1,881.0	$2,080.5	-8.3%	$7,070.7	$6,100.0	-13.7%

Income (Loss) from Operations
Annuities	$130.9	$(171.7)	$73.9	$65.4	$94.5	-27.8%	$364.9	$233.7	-36.0%
Defined Contribution	42.3	(1.1)	29.8	27.7	42.6	0.7%	123.9	100.1	-19.2%
Total Retirement Solutions	173.2	(172.8)	103.7	93.1	137.1	-20.8%	488.8	333.8	-31.7%
Life Insurance	137.3	82.5	142.2	132.9	136.5	-0.6%	458.2	411.6	-10.2%
Group Protection	27.2	18.4	25.7	33.6	34.5	26.8%	85.7	93.8	9.5%
Total Insurance Solutions	164.5	100.9	167.9	166.5	171.0	4.0%	543.9	505.4	-7.1%
Other Operations	(39.9)	(55.2)	(108.5)	(52.3)	(32.6)	18.3%	(127.3)	(193.4)	-51.9%
Income (Loss) from Operations	297.8	(127.1)	163.1	207.3	275.5	-7.5%	905.4	645.8	-28.7%
Excluded realized loss, after-tax (1)	(168.7)	(218.7)	(188.4)	(215.9)	(196.0)	-16.2%	(274.0)	(600.3)	NM
Income from reserve changes (net of related amortization) on business sold through reinsurance, after-tax	0.4	0.4	0.4	0.4	0.4	0.0%	1.3	1.3	0.0%
Gain on early extinguishment of debt, after-tax	-	-	41.8	-	-	NM	-	41.8	NM
Impairment of intangibles, after-tax	-	(157.7)	(603.5)	0.6	1.4	NM	(139.0)	(601.5)	NM
Income (loss) from discontinued operations, after-tax (2)	18.9	(2.4)	7.7	(153.8)	72.0	281.0%	68.6	(74.1)	NM
Net Income (Loss)	148.4	(505.5)	(578.9)	(161.4)	153.3	3.3%	562.3	(587.0)	NM
Preferred stock dividends and accretion of discount	-	-	-	-	(16.3)	NM	-	(16.3)	NM
Minority interest adjustment (3)	(0.1)	-	(0.1)	-	-	100.0%	(0.6)	(0.1)	83.3%
Net Income (Loss) Available to Common Stockholders	$148.3	$(505.5)	$(579.0)	$(161.4)	$137.0	-7.6%	$561.7	$(603.4)	NM

Stockholders' Equity
Beginning-of-period (including AOCI)	$10,497.7	$9,500.1	$7,976.8	$7,323.5	$9,074.9		$11,718.4	$7,976.7
End-of-period (including AOCI)	9,500.1	7,976.8	7,323.5	9,074.9	11,655.5		9,500.1	11,655.5
End-of-period (excluding AOCI)	11,310.4	10,780.3	10,298.6	10,782.3	11,876.0		11,310.4	11,876.0
Average equity (excluding AOCI)	11,308.2	11,045.3	10,539.5	10,540.5	11,329.1		11,371.9	10,803.0

Restructuring Charges, After-Tax	$0.3	$5.3	$3.3	$18.6	$0.4		$1.6	$22.3

Common Shares Outstanding
Average for the period - basic	255.9	255.4	255.6	260.1	301.8		258.2	272.7
Average for the period - diluted	257.6	259.4	257.8	262.4	310.0		260.0	276.9
End-of-period - diluted	256.9	257.7	258.1	304.2	311.8		256.9	311.8

Earnings (Loss) Per Common Share - Diluted (3)
Income (loss) from operations (4)	$1.16	$(0.50)	$0.63	$0.79	$0.84		$3.48	$2.27
Net income (loss) (4)	0.58	(1.98)	(2.27)	(0.62)	0.44		2.16	(2.21)
Restructuring charges	(0.00)	(0.02)	(0.01)	(0.07)	(0.00)		(0.01)	(0.08)

Stockholders' Equity Per Share
Stockholders' equity (including AOCI)	$37.11	$31.15	$28.59	$30.02	$38.56		$37.11	$38.56
Stockholders' equity (excluding AOCI)	44.18	42.09	40.20	35.67	39.29		44.18	39.29
Dividends declared (common stock)	0.415	0.210	0.010	0.010	0.010		1.245	0.030

Return on Equity
Net income (loss)/average equity	5.2%	-18.3%	-22.0%	-6.1%	5.4%		6.6%	-7.2%
Income (loss) from operations/average equity	10.5%	-4.6%	6.2%	7.9%	9.7%		10.6%	8.0%

Market Value of Common Shares
Highest price	$59.99	$45.50	$25.59	$19.99	$27.82		$59.99	$27.82
Lowest price	39.83	4.76	4.90	5.52	14.34		39.83	4.90
Closing price	42.81	18.84	6.69	17.21	25.91		42.81	25.91

(1)	See page 6 for detail.
(2)	Includes discontinued operations and the loss on disposition. See Discontinued Operations on page 27 for details.
(3)	Relates to outstanding stock options under the Delaware Investments U.S. Inc. stock option incentive plan.
(4)
In those periods with a loss from continuing operations, shares used in the earnings per share calculation represent basic shares, since using diluted shares would have been anti-dilutive. This same concept applies to our income (loss) from operations as well.

9/30/2009									PAGE 6
Details Underlying Realized Loss, After-DAC (1)
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Pre-Tax
Operating realized gain (loss) (2):
Indexed annuity net derivatives results (3)	$ 2.0	$ (0.5)	$ (0.2)	$ 0.2	$ 0.3	-85.0%	$ -	$ 0.3	NM
GLB (4)	10.9	11.1	16.3	2.9	8.5	-22.0%	27.1	27.7	2.2%
GDB (5)	39.4	136.9	80.7	(113.4)	(74.2)	NM	47.9	(106.9)	NM
Total operating realized gain (loss)	52.3	147.5	96.8	(110.3)	(65.4)	NM	75.0	(78.9)	NM
Realized loss related to certain investments (6)	(314.6)	(566.7)	(150.1)	(158.3)	(135.6)	56.9%	(472.5)	(444.0)	6.0%
Gain (loss) on certain reinsurance derivative/trading securities (7)	(1.8)	3.4	21.7	(9.4)	70.5	NM	0.1	82.8	NM
GLB net derivatives results (8)	88.7	314.5	(130.3)	(141.1)	(222.2)	NM	83.4	(493.5)	NM
GDB derivatives results (5)	(33.4)	(86.3)	(31.6)	(27.8)	(10.6)	68.3%	(41.1)	(70.0)	-70.3%
Indexed annuity forward-starting option (9)	1.6	(1.4)	0.6	3.4	(3.9)	NM	8.5	-	-100.0%
Gain on sale of subsidiaries/businesses	-	-	-	1.0	-	NM	-	1.0	NM
Total excluded realized loss	(259.5)	(336.5)	(289.7)	(332.2)	(301.8)	-16.3%	(421.6)	(923.7)	NM
Total Realized Loss	$ (207.2)	$ (189.0)	$ (192.9)	$ (442.5)	$ (367.2)	-77.2%	$ (346.6)	$(1,002.6)	NM

After-Tax
Operating realized gain (loss) (2):
Indexed annuity net derivatives results (3)	$ 1.3	$ (0.3)	$ (0.1)	$ 0.1	$ 0.2	-84.6%	$ -	$ 0.2	NM
GLB (4)	7.1	7.2	10.6	1.9	5.5	-22.5%	17.6	18.0	2.3%
GDB (5)	25.6	89.0	52.5	(73.7)	(48.2)	NM	31.1	(69.5)	NM
Total operating realized gain (loss)	34.0	95.9	63.0	(71.7)	(42.5)	NM	48.7	(51.3)	NM
Realized loss related to certain investments (6)	(204.5)	(368.3)	(97.6)	(102.9)	(88.0)	57.0%	(307.1)	(288.6)	6.0%
Gain (loss) on certain reinsurance derivative/trading securities (7)	(1.2)	2.2	14.1	(6.1)	45.8	NM	-	53.8	NM
GLB net derivatives results (8)	57.6	204.4	(84.8)	(91.7)	(144.4)	NM	54.3	(320.8)	NM
GDB derivatives results (5)	(21.6)	(56.1)	(20.5)	(18.1)	(6.9)	68.1%	(26.7)	(45.5)	-70.4%
Indexed annuity forward-starting option (9)	1.0	(0.9)	0.4	2.2	(2.5)	NM	5.5	0.1	-98.2%
Gain on sale of subsidiaries/businesses	-	-	-	0.7	-	NM	-	0.7	NM
Total excluded realized loss	(168.7)	(218.7)	(188.4)	(215.9)	(196.0)	-16.2%	(274.0)	(600.3)	NM
Total Realized Loss	$ (134.7)	$ (122.8)	$ (125.4)	$ (287.6)	$ (238.5)	-77.1%	$ (225.3)	$ (651.6)	NM

Components of GLB Net Derivatives Results
Net valuation premium, net of reinsurance (10)	$ 21.4	$ 22.3	$ 22.2	$ 27.4	$ 31.2	45.8%	$ 57.6	$ 80.8	40.3%
Change in reserves hedged (10):
Unlocking	79.6	84.3	-	-	(25.7)	NM	79.6	(25.7)	NM
Other	(650.9)	(2,553.5)	233.2	1,977.7	208.9	132.1%	(331.3)	2,419.7	NM
Change in market value of derivative assets (10)	318.4	2,989.0	(297.9)	(1,846.3)	(241.1)	NM	387.6	(2,385.3)	NM
Hedge program effectiveness (ineffectiveness) (10)	(252.9)	519.8	(64.7)	131.4	(57.9)	77.1%	135.9	8.7	-93.6%
Change in reserves not hedged (NPR component)(10)	372.0	55.3	(55.4)	(333.0)	(212.0)	NM	-	(600.3)	NM
Change in derivative assets not hedged (NPR component)	-	(19.9)	(11.9)	17.0	5.0	NM	-	10.0	NM
Change in benefit ratio reserves not hedged	-	-	(6.3)	12.7	7.4	NM	-	13.8	NM
Associated amortization expense of DAC, VOBA,DSI and DFEL:
Unlocking	(100.7)	297.7	(61.0)	(80.6)	(74.7)	25.8%	(90.8)	(216.2)	NM
Other amortization	48.9	(560.7)	46.8	84.0	78.8	61.1%	14.2	209.7	NM
Loss from the initial impact of adoption of new accounting standard, after-DAC	-	-	-	-	-	NM	(33.5)	-	100.0%
GLB Net Derivatives Results (8)	$ 88.7	$ 314.5	$ (130.3)	$ (141.1)	$ (222.2)	NM	$ 83.4	$ (493.5)	NM

(1)	DAC refers to the associated amortization expense of DAC, VOBA, DSI and DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities.
(2)	We exclude from our definitions of income (loss) from operations and operating revenues any realized gains (losses) that are not necessarily indicative of current operating fundamentals or future performance of the business segments, and in many instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.
(3)	Represents the net difference between the change in the fair value of the S&P 500 Index® call options that we hold and the change in the fair value of the embedded derivative liabilities of our indexed annuity products. The change in the fair value of the liability for the embedded derivative represents the amount that is credited to the indexed annuity contract.
(4)	In bifurcating the embedded derivative for our GLBs, we attribute to the embedded derivative the portion of total fees collected from the contract holder that relates to the
GLB riders (the “attributed fees”). These attributed fees represent the present value of future claims expected to be paid for the GLB at the inception of the contract (the
“net valuation premium”) plus a margin that a theoretical market participant would include for risk/profit (the “risk/profit margin”). We include the risk/profit margin portion of the GLB attributed rider fees as well as the benefit ratio reserves on GLB riders including expected cost of the hedging instruments in operating realized gain and include the net valuation premium of the GLB attributed rider fees in excluded realized gain (loss). For our Retirement Solutions – Annuities and Retirement
Solutions – Defined Contribution segments, the excess total fees collected from the contract holders in over the GLB attributed rider fees is reported insurance fees.
(5)	Represents the change in the fair value of the derivatives that offsets the change in the GDB benefit ratio reserves, including our expected cost of the hedging instruments. These changes in GDB benefit ratio reserves attributable to the Retirement Solutions’ business and associated amortization of DAC, VOBA, DSI and
DFEL is offset in benefits within income from operations. This approach (as well as the one in (4) above) excludes the benefit ratio reserves from income from operations according to our definition of income from operations and instead reflects it within GDB derivatives results, a component of excluded realized gain (loss).
On our Consolidated Statements of Income, the benefit ratio unlocking is reported within benefits.
(6)	See page 29 for detail.
(7)	Represents changes in the fair values of total return swaps (embedded derivatives) theoretically included in our various modified coinsurance and coinsurance with funds withheld reinsurance arrangements that have contractual returns related to various assets and liabilities associated with these arrangements. Changes in the fair value of these derivatives are offset by the change in fair value of trading securities in the portfolios that support these arrangements.
(8)	Represents the net valuation premium, the change in the fair value of the embedded derivative liabilities of our GLB products and the change in the fair value of the derivative instruments we own to hedge. This includes the cost of purchasing the hedging instruments. Refer to the table above titled "Components of GLB Net
Derivatives Results" for a detailed breakout of the GLB net derivatives results line item.
(9)
Represents changes in the fair value of embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocationsapplicable to future reset periods for our indexed annuity products as required under the Derivatives and Hedging and the Fair Value Measurements and Disclosures  Topics of the FASB ASC. These fair values represent an estimate of the cost of the options we will purchase in the future, discounted back to the date of the balance sheet, using current market indications of volatility and interest rates, which can vary significantly from period to results period due to a number of factors and therefore can provide that are not indicative of the underlying trends.

(10)	Amounts are before the associated amortization expense of DAC, VOBA, DSI and DFEL.

9/30/2009										PAGE 7
Consolidated Statements of Income
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Revenues
Insurance premiums	$ 514.3	$ 510.5	$ 508.2	$ 541.8	$ 490.4	-4.6%	$ 1,507.4	$ 1,540.4	2.2%
Surrender charges	32.4	33.0	31.8	36.8	43.2	33.3%	89.0	111.8	25.6%
Mortality assessments	331.7	339.2	344.1	320.0	317.1	-4.4%	981.3	981.2	0.0%
Expense assessments	389.8	381.2	328.2	332.1	405.1	3.9%	1,243.7	1,065.4	-14.3%
Net investment income	1,067.8	960.0	1,013.3	970.6	1,071.3	0.3%	3,170.0	3,055.2	-3.6%
Realized loss:
Total other-than-temporary impairment losses on securities	(236.9)	(456.2)	(210.6)	(220.1)	(147.5)	37.7%	(395.2)	(578.2)	-46.3%
Portion of loss recognized in other comprehensive income	-	-	89.1	102.5	67.8	NM	-	259.4	NM
Net other-than-temporary impairment losses on securities recognized in earnings	(236.9)	(456.2)	(121.5)	(117.6)	(79.7)	66.4%	(395.2)	(318.8)	19.3%
Realized gain (loss), excluding other-than-temporary impairment losses on securities	29.7	267.2	(71.4)	(324.9)	(287.5)	NM	48.6	(683.8)	NM
Total realized loss (1)	(207.2)	(189.0)	(192.9)	(442.5)	(367.2)	-77.2%	(346.6)	(1,002.6)	NM
Amortization of deferred gains on business soldthrough reinsurance	19.0	19.0	19.0	18.3	18.4	-3.2%	57.2	55.7	-2.6%
Other revenues and fees	122.1	98.8	86.8	103.9	102.2	-16.3%	368.7	292.9	-20.6%
Total Revenues	2,269.9	2,152.7	2,138.5	1,881.0	2,080.5	-8.3%	7,070.7	6,100.0	-13.7%

Benefits and Expenses
Interest credited	624.7	653.0	626.9	598.7	622.7	-0.3%	1,849.1	1,848.3	0.0%
Benefits	812.6	941.4	920.4	582.6	568.9	-30.0%	2,117.2	2,071.9	-2.1%
Underwriting, acquisition, insurance and other expenses	642.5	1,072.3	649.6	693.3	759.8	18.3%	2,065.4	2,102.7	1.8%
Interest and debt expense	68.5	72.2	0.4	60.9	68.0	-0.7%	208.8	129.3	-38.1%
Impairment of intangibles	-	205.6	603.7	(0.6)	(1.4)	NM	175.0	601.7	243.8%
Total Benefits and Expenses	2,148.3	2,944.5	2,801.0	1,934.9	2,018.0	-6.1%	6,415.5	6,753.9	5.3%
Income (loss) from continuing operations before taxes	121.6	(791.8)	(662.5)	(53.9)	62.5	-48.6%	655.2	(653.9)	NM
Federal income tax expense (benefit)	(7.9)	(288.7)	(75.9)	(46.3)	(18.8)	NM	161.5	(141.0)	NM
Income (Loss) from Continuing Operations	129.5	(503.1)	(586.6)	(7.6)	81.3	-37.2%	493.7	(512.9)	NM
Income (loss) from discontinued operations, net of federal income tax expense (benefit) (2)	18.9	(2.4)	7.7	(153.8)	72.0	281.0%	68.6	(74.1)	NM
Net Income (Loss)	148.4	(505.5)	(578.9)	(161.4)	153.3	3.3%	562.3	(587.0)	NM
Preferred stock dividends and accretion of discount	-	-	-	-	(16.3)	NM	-	(16.3)	NM
Minority interest adjustment (3)	(0.1)	-	(0.1)	-	-	100.0%	(0.6)	(0.1)	83.3%
Net Income (Loss) Available to Common Stockholders	$ 148.3	$ (505.5)	$ (579.0)	$ (161.4)	$ 137.0	-7.6%	$ 561.7	$ (603.4)	NM

Earnings (Loss) Per Common Share (Diluted) (4)
Income (loss) from continuing operations	$ 0.51	$ (1.97)	$ (2.30)	$ (0.03)	$ 0.21	-58.8%	$ 1.90	$ (1.94)	NM
Income (loss) from discontinued operations, net of federal income tax expense (benefit) (2)	0.07	(0.01)	0.03	(0.59)	0.23	228.6%	0.26	(0.27)	NM
Net Income (Loss)	$ 0.58	$ (1.98)	$ (2.27)	$ (0.62)	$ 0.44	-24.1%	$ 2.16	$ (2.21)	NM

(1)	See page 6 for detail.
(2)	Contains discontinued operations and the loss on disposition. See Discontinued Operations on page 27 for additional details.
(3)	Relates to outstanding stock options under the Delaware Investments U.S. Inc. stock option incentive plan.
(4)	In those periods with a loss from continuing operations, shares used in the earnings per share calculation represent basic shares, since using diluted shares would have been anti-dilutive.

9/30/2009								PAGE 8
Consolidated Roll Forwards of DAC, VOBA, DFEL and DSI
Unaudited (in millions)

	For the Three Months Ended					For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	Sept.	Sept.
DAC and VOBA	2008	2008	2009	2009	2009	2008	2009
Balance as of beginning-of-period	$ 9,858.1	$ 10,993.3	$ 11,403.3	$ 11,399.4	$ 10,455.9	$ 8,807.7	$ 11,403.3
Business sold through reinsurance	-	-	(292.9)	-	-	-	(292.9)
Deferrals	463.5	470.4	383.5	385.4	422.5	1,383.5	1,191.4
Amortization, net of interest:
Unlocking	19.6	(557.1)	(79.3)	74.6	(0.4)	(9.8)	(5.1)
Other amortization	(226.9)	(87.0)	(142.9)	(324.1)	(321.6)	(736.3)	(788.6)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	256.2	(173.7)	161.3	135.9	100.5	637.4	397.7
Adjustment related to realized (gains) losses on available-for-sale securities and derivatives	34.4	(142.6)	12.8	69.4	29.7	37.7	111.9
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	844.6	726.3	114.9	(1,148.8)	(1,403.8)	1,510.5	(2,437.7)
Balance as of End-of-Period	$ 10,993.3	$ 11,403.3	$ 11,399.4	$ 10,455.9	$ 9,182.3	$ 10,993.3	$ 9,182.3

DFEL
Balance as of beginning-of-period	$ 914.7	$ 1,001.1	$ 1,019.4	$ 1,076.2	$ 1,160.8	$ 803.8	$ 1,019.4
Business sold through reinsurance	-	-	(11.0)	-	-	-	(11.0)
Deferrals	109.7	114.0	107.5	112.5	124.0	314.3	344.0
Amortization, net of interest:
Unlocking	14.7	(60.3)	(10.1)	16.0	(28.8)	0.4	(22.9)
Other amortization	(35.6)	(20.1)	(26.7)	(43.3)	(38.7)	(115.3)	(108.7)
Deferrals, net of amortization included in expense assessments	88.8	33.6	70.7	85.2	56.5	199.4	212.4
Adjustment related to realized gains (losses) on available-for-sale securities and derivatives	(2.4)	(15.3)	(3.6)	(0.8)	2.2	(2.1)	(2.2)
Adjustment related to unrealized gains on available-for-sale securities and derivatives	-	-	0.7	0.2	0.8	-	1.7
Balance as of End-of-Period	$ 1,001.1	$ 1,019.4	$ 1,076.2	$ 1,160.8	$ 1,220.3	$ 1,001.1	$ 1,220.3

DSI
Balance as of beginning-of-period	$ 314.2	$ 328.3	$ 262.7	$ 279.4	$ 289.1	$ 279.2	$ 262.7
Deferrals	24.5	19.0	15.9	19.2	20.1	76.8	55.2
Amortization, net of interest:
Unlocking	(2.7)	(48.2)	(5.7)	7.4	6.3	(2.4)	8.0
Other amortization	(5.5)	4.6	1.1	(18.8)	(14.2)	(20.2)	(31.9)
Deferrals, net of amortization included in insurance benefits or interest credited	16.3	(24.6)	11.3	7.8	12.2	54.2	31.3
Adjustment related to realized (gains) losses on available-for-sale securities and derivatives	(2.2)	(41.0)	5.2	2.6	3.3	(5.1)	11.1
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	-	-	0.2	(0.7)	0.4	-	(0.1)
Balance as of End-of-Period	$ 328.3	$ 262.7	$ 279.4	$ 289.1	$ 305.0	$ 328.3	$ 305.0

9/30/2009							PAGE 9
Consolidating Statements of Income From Operations
For the Quarter Ended September 30, 2009
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined		Group	Other
	Annuities	Contribution	Life	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$17.3	$-	$93.5	$379.5	$0.1	$490.4
Surrender charges	9.0	1.3	32.8	-	-	43.1
Mortality assessments	-	-	317.1	0.1	-	317.2
Expense assessments	214.3	46.5	144.1	-	-	404.9
Net investment income	271.5	189.8	495.3	33.5	81.1	1,071.2
Operating realized loss (2)	(60.8)	(4.7)	-	-	-	(65.5)
Amortization of deferred gain on business sold
through reinsurance	-	-	(0.7)	-	18.3	17.6
Other revenues and fees	71.2	2.9	7.0	1.5	20.1	102.7
Total Operating Revenues	522.5	235.8	1,089.1	414.6	119.6	2,381.6

Operating Expenses
Interest credited	185.4	110.9	292.9	0.5	32.9	622.6
Benefits	(43.0)	(6.4)	320.7	261.6	36.0	568.9
Underwriting, acquisition, insurance and other expenses	268.1	71.9	283.9	99.3	36.7	759.9
Interest and debt expense	-	-	-	-	68.0	68.0
Total Operating Expenses	410.5	176.4	897.5	361.4	173.6	2,019.4

Income (loss) from operations before federal income tax expense (benefit)	112.0	59.4	191.6	53.2	(54.0)	362.2
Federal income tax expense (benefit)	17.5	16.8	55.1	18.7	(21.4)	86.7
Income (Loss) from Operations	$94.5	$42.6	$136.5	$34.5	$(32.6)	$275.5

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2009							PAGE 10
Consolidating Statements of Income From Operations
For the Quarter Ended September 30, 2008
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined		Group	Other
	Annuities	Contribution	Life	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$52.1	$-	$90.9	$370.6	$0.6	$514.2
Surrender charges	13.0	1.3	18.0	-	-	32.3
Mortality assessments	-	-	331.8	-	-	331.8
Expense assessments	233.3	54.6	101.4	-	-	389.3
Net investment income	243.1	180.9	522.4	30.8	90.8	1,068.0
Operating realized gain (2)	52.1	0.2	-	-	-	52.3
Amortization of deferred gain on business sold
through reinsurance	-	-	-	-	18.4	18.4
Other revenues and fees	81.6	3.8	9.3	1.4	26.4	122.5
Total Operating Revenues	675.2	240.8	1,073.8	402.8	136.2	2,528.8

Operating Expenses
Interest credited	170.0	106.8	304.7	0.5	42.6	624.6
Benefits	112.9	0.2	399.9	268.8	30.7	812.5
Underwriting, acquisition, insurance and other expenses	253.7	76.8	167.4	91.8	52.8	642.5
Interest and debt expense	-	-	-	-	68.6	68.6
Total Operating Expenses	536.6	183.8	872.0	361.1	194.7	2,148.2

Income (loss) from operations before federal income tax expense (benefit)	138.6	57.0	201.8	41.7	(58.5)	380.6
Federal income tax expense (benefit)	7.7	14.7	64.5	14.5	(18.6)	82.8
Income (Loss) from Operations	$130.9	$42.3	$137.3	$27.2	$(39.9)	$297.8

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2009							PAGE 11
Consolidating Statements of Income From Operations
For the Nine Months Ended September 30, 2009
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined		Group	Other
	Annuities	Contribution	Life	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$76.9	$-	$277.3	$1,182.6	$3.6	$1,540.4
Surrender charges	27.1	3.6	81.1	-	-	111.8
Mortality assessments	-	-	981.2	0.1	-	981.3
Expense assessments	571.1	129.5	363.6	-		1,064.2
Net investment income	755.8	540.9	1,446.3	91.7	220.6	3,055.3
Operating realized loss (2)	(72.5)	(6.5)	-	-	-	(79.0)
Amortization of deferred gain on business sold
through reinsurance	-	-	(1.4)	-	55.1	53.7
Other revenues and fees	200.5	8.4	19.4	4.5	61.1	293.9
Total Operating Revenues	1,558.9	675.9	3,167.5	1,278.9	340.4	7,021.6

Operating Expenses
Interest credited	510.5	334.4	886.5	1.6	115.2	1,848.2
Benefits	69.3	(11.6)	999.4	836.3	178.7	2,072.1
Underwriting, acquisition, insurance and other expenses	727.9	219.0	699.6	296.6	159.4	2,102.5
Interest and debt expense	-	-	-	-	193.6	193.6
Total Operating Expenses	1,307.7	541.8	2,585.5	1,134.5	646.9	6,216.4

Income (loss) from operations before federal income tax expense (benefit)	251.2	134.1	582.0	144.4	(306.5)	805.2
Federal income tax expense (benefit)	17.5	34.0	170.4	50.6	(113.1)	159.4
Income (Loss) from Operations	$233.7	$100.1	$411.6	$93.8	$(193.4)	$645.8

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2009							PAGE 12
Consolidating Statements of Income From Operations
For the Nine Months Ended September 30, 2008
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
		Defined		Group	Other
	Annuities	Contribution	Life	Protection	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$102.7	$-	$266.8	$1,134.0	$3.7	$1,507.2
Surrender charges	32.2	4.7	52.0	-	-	88.9
Mortality assessments	-	-	981.4	-	-	981.4
Expense assessments	716.9	173.2	352.3	-	-	1,242.4
Net investment income	736.2	527.4	1,540.8	89.0	276.5	3,169.9
Operating realized gain (2)	74.7	0.2	-	-	-	74.9
Amortization of deferred gain on business sold
through reinsurance	-	-	-	-	55.3	55.3
Other revenues and fees	253.8	12.4	23.0	4.1	76.9	370.2
Total Operating Revenues	1,916.5	717.9	3,216.3	1,227.1	412.4	7,490.2

Operating Expenses
Interest credited	496.2	319.7	902.0	1.0	130.2	1,849.1
Benefits	199.5	0.3	1,006.0	823.6	87.6	2,117.0
Underwriting, acquisition, insurance and other expenses	773.6	228.5	620.8	270.7	177.3	2,070.9
Interest and debt expense	-	-	-	-	208.8	208.8
Total Operating Expenses	1,469.3	548.5	2,528.8	1,095.3	603.9	6,245.8

Income (loss) from operations before federal income tax expense (benefit)	447.2	169.4	687.5	131.8	(191.5)	1,244.4
Federal income tax expense (benefit)	82.3	45.5	229.3	46.1	(64.2)	339.0
Income (Loss) from Operations	$364.9	$123.9	$458.2	$85.7	$(127.3)	$905.4

(1)	Includes inter-segment eliminations.
(2)	For detail, see pages 15 and 20.

9/30/2009						PAGE 13
Consolidated Balance Sheets and Selected Share Data
Unaudited (millions of dollars)

	As of
	Sept.	Dec.	March	June	Sept.
	2008	2008	2009	2009	2009
ASSETS
Investments:
Corporate bonds	$39,164.9	$36,055.6	$37,076.2	$42,489.5	$46,304.6
U.S. Government bonds	217.0	245.9	233.4	221.2	221.7
Foreign government bonds	546.3	520.8	479.6	479.8	492.9
Asset and mortgage-backed securities	10,661.6	10,129.6	9,754.6	9,889.7	10,946.9
State and municipal bonds	233.5	226.4	226.6	906.6	1,464.9
Preferred stocks - redeemable	115.6	962.3	765.1	1,063.0	1,235.2
Common stocks	389.7	200.0	132.8	171.9	211.6
Preferred stocks - equity	59.1	54.1	42.9	64.4	71.4
Total available-for-sale securities	51,387.7	48,394.7	48,711.2	55,286.1	60,949.2
Trading securities	2,393.4	2,332.5	2,245.6	2,316.7	2,547.9
Mortgage loans on real estate	7,688.1	7,715.4	7,615.9	7,468.3	7,276.7
Real estate	126.6	125.2	129.2	159.2	154.3
Policy loans	2,867.2	2,921.1	2,905.6	2,896.9	2,893.0
Derivative investments	1,262.2	3,397.2	2,226.1	1,233.8	1,282.0
Other investments	1,193.0	1,624.1	1,476.2	1,187.1	1,079.6
Total investments	66,918.2	66,510.2	65,309.8	70,548.1	76,182.7
Cash and invested cash	1,846.6	5,589.0	5,389.1	2,402.0	3,160.5
DAC and VOBA	10,993.3	11,403.3	11,399.4	10,455.9	9,182.3
Premiums and fees receivable	418.4	449.5	462.7	400.2	323.4
Accrued investment income	891.1	814.1	865.0	881.5	943.2
Reinsurance recoverables	8,156.6	8,395.9	7,976.0	7,729.3	7,664.1
Reinsurance related derivative assets	9.2	31.2	106.9	45.8	-
Goodwill	3,778.9	3,696.4	3,096.4	3,096.4	3,096.4
Other assets	11,882.2	10,591.5	9,886.3	10,394.3	10,825.6
Separate account assets	68,385.4	55,654.7	52,935.3	61,090.9	70,111.0
Total Assets	$173,279.9	$163,135.8	$157,426.9	$167,044.4	$181,489.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Future contract benefits	$15,563.2	$18,431.3	$18,038.8	$16,127.5	$15,970.2
Other contract holder funds	60,044.1	60,569.7	61,254.8	62,427.2	63,956.0
Short-term debt	635.2	814.7	1,435.7	454.5	400.2
Long-term debt	4,569.4	4,731.0	4,344.9	4,775.1	4,788.6
Reinsurance related derivative liabilities	-	-	-	-	39.1
Funds withheld reinsurance liabilities	2,062.4	2,042.3	1,215.0	1,222.3	1,219.8
Deferred gain on indemnity reinsurance	638.5	619.5	547.7	529.1	510.8
Payables for collateral under securities loaned and derivatives	1,668.4	3,705.9	2,385.9	1,712.1	2,239.8
Other liabilities	10,213.1	8,589.9	7,945.3	9,630.8	10,598.2
Separate account liabilities	68,385.5	55,654.7	52,935.3	61,090.9	70,111.0
Total liabilities	163,779.8	155,159.0	150,103.4	157,969.5	169,833.7

Stockholders' Equity
Series A preferred stock	0.4	0.4	0.4	0.4	0.4
Series B preferred stock	-	-	-	-	799.9
Common stock	7,006.4	7,035.3	7,033.5	7,681.5	7,841.7
Retained earnings	4,303.6	3,744.6	3,264.7	3,100.4	3,234.0
Accumulated other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(1,903.7)	(2,654.5)	(2,699.5)	(1,448.8)	126.8
Unrealized other-than-temporary impairment on available- for-sale securities	-	-	(75.2)	(117.7)	(121.8)
Net unrealized gain on derivative instruments	53.5	127.1	57.8	53.7	10.8
Foreign currency translation adjustment	121.2	6.3	23.2	91.5	68.2
Funded status of employee benefit plans	(81.3)	(282.4)	(281.4)	(286.1)	(304.5)
Total accumulated other comprehensive income (loss)	(1,810.3)	(2,803.5)	(2,975.1)	(1,707.4)	(220.5)
Total stockholders' equity	9,500.1	7,976.8	7,323.5	9,074.9	11,655.5
Total Liabilities and Stockholders' Equity	$173,279.9	$163,135.8	$157,426.9	$167,044.4	$181,489.2

Share Data Per Common Share
Stockholders' equity per share	$37.11	$31.15	$28.59	$30.02	$38.56
Book value, excluding AOCI	44.18	42.09	40.20	35.67	39.29
Common shares outstanding - assuming conversion of Series A preferred shares (in millions)	256.0	256.1	256.2	302.3	302.3

9/30/2009							PAGE 14
Balance Sheet Data - Segment Highlights
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
As of September 30, 2009		Defined		Group	Other
	Annuities	Contribution	Life	Protection	Operations (1)	Consolidated
Assets
Allocated investments and cash and invested cash (2)	$21,785.4	$12,826.9	$34,946.1	$2,233.4	$7,551.4	$79,343.2
DAC and VOBA	2,286.6	550.4	6,173.4	151.2	20.7	9,182.3
Goodwill	439.8	20.2	2,188.5	274.3	173.6	3,096.4
DSI and other intangibles	302.4	4.6	86.0	-	167.2	560.2
Reinsurance recoverables	578.8	-	2,846.7	38.7	4,199.9	7,664.1
Separate account assets	52,347.2	12,613.6	4,974.9	-	175.3	70,111.0

Liabilities and Capital
Future contract benefits	1,912.4	5.6	6,476.6	1,420.7	6,154.9	15,970.2
Other contract holder funds	19,370.3	12,152.2	30,701.7	175.2	1,556.6	63,956.0

Allocated capital (3)	2,310.6	1,010.3	8,153.4	1,058.3	(656.6)	11,876.0

As of December 31, 2008

Assets
Allocated investments and cash and invested cash (2)	$23,175.5	$11,304.2	$31,934.0	$1,962.9	$3,722.7	$72,099.3
DAC and VOBA	2,976.9	883.3	7,383.5	145.9	13.7	11,403.3
Goodwill	1,039.8	20.2	2,188.5	274.3	173.6	3,696.4
DSI and other intangibles	260.7	4.6	89.0	-	169.5	523.8
Reinsurance recoverables	725.8	-	2,039.0	33.2	5,597.9	8,395.9
Separate accounts assets	40,849.5	10,579.7	4,063.5	-	162.0	55,654.7

Liabilities and Capital
Future contract benefits	3,958.0	24.8	6,379.9	1,378.4	6,690.2	18,431.3
Other contract holder funds	17,219.9	11,627.8	29,999.2	148.6	1,574.2	60,569.7

Allocated capital (3)	4,401.4	933.7	8,294.8	989.8	(3,839.4)	10,780.3

(1)	Includes inter-segment eliminations.
(2)
Includes inter-segment cash management balances our segments utilize to borrow money to meet their short-term needs and also to invest short-term funds with other segments.
These balances eliminate in consolidation.

(3)	Allocated capital is based on internal economic capital models plus certain other items (principally intangibles, including DAC and VOBA, goodwill and other items).

9/30/2009										PAGE 15
Retirement Solutions - Annuities
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Operating Revenues
Insurance premiums (1)	$ 52.1	$ 33.7	$ 27.1	$ 32.5	$ 17.3	-66.8%	$ 102.7	$ 76.9	-25.1%
Surrender charges	13.0	13.2	9.2	8.9	9.0	-30.8%	32.2	27.1	-15.8%
Expense assessments	233.3	200.7	171.5	185.3	214.3	-8.1%	716.9	571.1	-20.3%
Net investment income	243.1	235.5	240.4	243.9	271.5	11.7%	736.2	755.8	2.7%
Operating realized gain (loss) (2)	52.1	144.0	90.2	(101.9)	(60.8)	NM	74.7	(72.5)	NM
Other revenues and fees (3)	81.6	66.6	61.0	68.3	71.2	-12.7%	253.8	200.5	-21.0%
Total Operating Revenues	675.2	693.7	599.4	437.0	522.5	-22.6%	1,916.5	1,558.9	-18.7%

Operating Expenses
Interest credited	170.0	201.4	161.1	164.0	185.4	9.1%	496.2	510.5	2.9%
Benefits (1) (4)	112.9	253.2	169.8	(57.5)	(43.0)	NM	199.5	69.3	-65.3%
Underwriting, acquisition, insurance and other expenses	253.7	548.0	205.9	253.9	268.1	5.7%	773.6	727.9	-5.9%
Total Operating Expenses	536.6	1,002.6	536.8	360.4	410.5	-23.5%	1,469.3	1,307.7	-11.0%

Income (loss) from operations before federal income tax expense (benefit)	138.6	(308.9)	62.6	76.6	112.0	-19.2%	447.2	251.2	-43.8%
Federal income tax expense (benefit)	7.7	(137.2)	(11.3)	11.2	17.5	127.3%	82.3	17.5	-78.7%
Income (Loss) from Operations	$ 130.9	$ (171.7)	$ 73.9	$ 65.4	$ 94.5	-27.8%	$ 364.9	$ 233.7	-36.0%

Effective Tax Rate	5.6%	44.4%	-18.1%	14.6%	15.6%		18.4%	7.0%

Average Equity	$ 3,646.9	$ 4,113.7	$ 4,348.0	$ 3,716.2	$ 2,724.2		$ 3,575.9	$ 3,596.1
Return on Average Equity	14.4%	-16.7%	6.8%	7.0%	13.9%		13.6%	8.7%

Income (Loss) from Operations - Basis Points on Average Account Values - Annualized	72	(118)	52	42	55	(17)	66	50	(16)

Operating Realized Gain (Loss) (2)
Indexed annuity net derivatives results (4)	$ 2.0	$ (0.5)	$ (0.2)	$ 0.2	$ 0.4	-80.0%	$ -	$ 0.3	NM
GLB (5)	10.9	11.1	16.3	2.9	8.4	-22.9%	27.0	27.5	1.9%
GDB (6)	39.2	133.4	74.1	(104.9)	(69.6)	NM	47.7	(100.3)	NM
Total Operating Realized Gain (Loss)	$ 52.1	$ 144.0	$ 90.2	$ (101.8)	$ (60.8)	NM	$ 74.7	$ (72.5)	NM

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$ 160.9	$ 132.7	$ 124.6	$ 157.2	$ 185.3	15.2%	$ 512.9	$ 467.1	-8.9%
General and administrative expenses	83.1	86.8	72.1	76.2	82.5	-0.7%	243.2	230.8	-5.1%
Broker-dealer commissions and general and administrative expenses	78.5	73.3	64.1	69.2	73.6	-6.2%	252.8	206.9	-18.2%
Taxes, licenses and fees	6.4	5.7	5.7	6.7	6.3	-1.6%	24.5	18.7	-23.7%
Total commissions and expenses incurred	328.9	298.5	266.5	309.3	347.7	5.7%	1,033.4	923.5	-10.6%
Less: commissions and expenses capitalized	(169.8)	(151.2)	(127.3)	(158.3)	(181.0)	-6.6%	(534.3)	(466.6)	12.7%
Amortization of DAC and VOBA, net of interest	94.6	400.7	66.7	102.9	101.4	7.2%	274.5	271.0	-1.3%
Total Underwriting, Acquisition, Insurance and Other Expenses	$ 253.7	$ 548.0	$ 205.9	$ 253.9	$ 268.1	5.7%	$ 773.6	$ 727.9	-5.9%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized (7)	46	59	51	49	48	2	44	49	5

(1)	Includes our single premium immediate annuities, which have a corresponding offset to benefits for changes in reserves.
(2)	Included in income (loss) from operations.
(3)	Primarily broker-dealer revenues.
(4)	See note (3) on page 6 for details.
(5)	See note (4) on page 6 for details.
(6)	See note (5) on page 6 for details.
(7)	Includes distribution costs.

9/30/2009								PAGE 16
Retirement Solutions - Annuities
DAC, VOBA, DFEL and DSI Roll Forwards
Unaudited (millions of dollars)

	For the Three Months Ended					For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	Sept.	Sept.
DAC and VOBA	2008	2008	2009	2009	2009	2008	2009
Balance as of beginning-of-period	$2,855.5	$3,157.9	$2,976.9	$3,056.6	$2,698.1	$2,477.0	$2,976.9
Inter-segment transfer	-	-	-	-	-	(6.9)	-
Deferrals	169.8	151.2	127.3	158.2	181.0	534.3	466.6
Amortization, net of interest:
Unlocking	(32.8)	(424.5)	(62.6)	77.4	43.1	(33.0)	57.9
Other amortization	(61.8)	23.8	(4.1)	(180.3)	(144.5)	(241.4)	(328.9)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	75.2	(249.5)	60.6	55.3	79.6	259.9	195.6
Adjustment related to realized (gains) losseson available-for-sale securities and derivatives	(25.4)	(232.7)	(12.2)	21.1	24.5	(43.3)	33.4
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	252.6	301.2	31.3	(434.9)	(515.6)	471.2	(919.3)
Balance as of End-of-Period	$3,157.9	$2,976.9	$3,056.6	$2,698.1	$2,286.6	$3,157.9	$2,286.6

DFEL
Balance as of beginning-of-period	$151.0	$160.5	$130.3	$134.5	$146.5	$130.9	$130.3
Deferrals	13.0	11.4	10.6	12.3	15.8	38.3	38.7
Amortization, net of interest:
Unlocking	(1.8)	(36.4)	(7.2)	16.7	(0.9)	(1.6)	8.6
Other amortization	0.7	10.1	5.4	(13.7)	(1.0)	(5.0)	(9.3)
Deferrals, net of amortization included in expense assessments	11.9	(14.9)	8.8	15.3	13.9	31.7	38.0
Adjustment related to realized gains (losses)on available-for-sale securities and derivatives	(2.4)	(15.3)	(4.4)	(3.3)	1.7	(2.1)	(6.0)
Adjustment related to unrealized gains (losses) on available-for-sale securities and derivatives	-	-	(0.2)	-	0.1	-	(0.1)
Balance as of End-of-Period	$160.5	$130.3	$134.5	$146.5	$162.2	$160.5	$162.2

DSI
Balance as of beginning-of-period	$312.1	$326.3	$260.7	$277.2	$286.6	$278.8	$260.7
Inter-segment transfer	-	-	-	-	-	(1.3)	-
Deferrals	24.6	18.8	15.7	18.7	20.0	76.4	54.4
Amortization, net of interest:
Unlocking	(2.7)	(48.0)	(5.6)	7.4	6.3	(2.3)	8.1
Other amortization	(5.4)	4.5	1.1	(18.7)	(14.1)	(20.1)	(31.7)
Deferrals, net of amortization included in interest credited	16.5	(24.7)	11.2	7.4	12.2	54.0	30.8
Adjustment related to realized (gains) losses on available-for-sale securities	(2.3)	(40.9)	5.2	2.6	3.2	(5.2)	11.0
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	-	-	0.1	(0.6)	0.4	-	(0.1)
Balance as of End-of-Period	$326.3	$260.7	$277.2	$286.6	$302.4	$326.3	$302.4

9/30/2009										PAGE 17
Retirement Solutions - Annuities
Account Value Roll Forwards and Information
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Fixed Annuities
Balance as of beginning-of-period	$ 17.799	$ 17.689	$ 17.655	$ 17.854	$ 18.596	4.5%	$ 17.822	$ 17.655	-0.9%
Gross deposits	1.276	1.233	1.361	1.774	2.025	58.7%	3.807	5.160	35.5%
Withdrawals and deaths	(0.787)	(0.836)	(0.765)	(0.638)	(0.510)	35.2%	(1.991)	(1.913)	3.9%
Net flows	0.489	0.397	0.596	1.136	1.515	209.8%	1.816	3.247	78.8%
Transfers to variable annuities	(0.742)	(0.581)	(0.558)	(0.582)	(0.610)	17.8%	(2.219)	(1.750)	21.1%
Inter-segment transfer	-	-	-	-	-	NM	(0.089)	-	100.0%
Interest credited	0.119	0.132	0.145	0.169	0.246	106.7%	0.283	0.560	97.9%
Sales inducements deferred	0.024	0.018	0.016	0.019	0.019	-20.8%	0.076	0.054	-28.9%
Balance as of End-of-Period (Gross)	17.689	17.655	17.854	18.596	19.766	11.7%	17.689	19.766	11.7%
Reinsurance ceded	(1.196)	(1.125)	(1.094)	(1.065)	(1.049)	12.3%	(1.196)	(1.049)	12.3%
Balance as of End-of-Period (Net of Ceded) (1)	$ 16.493	$ 16.530	$ 16.760	$ 17.531	$ 18.717	13.5%	$ 16.493	$ 18.717	13.5%

Variable Annuities
Balance as of beginning-of-period	$ 55.854	$ 49.982	$ 40.925	$ 39.301	$ 45.523	-18.5%	$ 58.643	$ 40.925	-30.2%
Gross deposits	1.672	1.087	0.827	0.851	1.063	-36.4%	5.603	2.741	-51.1%
Withdrawals and deaths	(1.217)	(1.108)	(0.993)	(0.944)	(0.977)	19.7%	(3.705)	(2.914)	21.3%
Net flows	0.455	(0.021)	(0.166)	(0.093)	0.086	-81.1%	1.898	(0.173)	NM
Transfers from fixed annuities	0.742	0.579	0.558	0.582	0.609	-17.9%	2.218	1.749	-21.1%
Inter-segment transfer	-	-	-	-	-	NM	(0.206)	-	100.0%
Investment increase and change in market value	(7.069)	(9.615)	(2.016)	5.733	6.211	187.9%	(12.571)	9.928	179.0%
Balance as of End-of-Period (2)	$ 49.982	$ 40.925	$ 39.301	$ 45.523	$ 52.429	4.9%	$ 49.982	$ 52.429	4.9%

Total Annuities
Balance as of beginning-of-period	$ 73.653	$ 67.671	$ 58.580	$ 57.155	$ 64.119	-12.9%	$ 76.465	$ 58.580	-23.4%
Gross deposits	2.948	2.320	2.188	2.625	3.088	4.7%	9.410	7.901	-16.0%
Withdrawals and deaths	(2.004)	(1.944)	(1.758)	(1.582)	(1.487)	25.8%	(5.696)	(4.827)	15.3%
Net flows	0.944	0.376	0.430	1.043	1.601	69.6%	3.714	3.074	-17.2%
Transfers between fixed and variable accounts	-	(0.002)	-	-	(0.001)	NM	(0.001)	(0.001)	0.0%
Inter-segment transfer	-	-	-	-	-	NM	(0.295)	-	100.0%
Interest credited and change in market value	(6.950)	(9.483)	(1.871)	5.902	6.457	192.9%	(12.288)	10.488	185.4%
Sales inducements deferred	0.024	0.018	0.016	0.019	0.019	-20.8%	0.076	0.054	-28.9%
Balance as of End-of-Period (Gross)	67.671	58.580	57.155	64.119	72.195	6.7%	67.671	72.195	6.7%
Reinsurance ceded	(1.196)	(1.125)	(1.094)	(1.065)	(1.049)	12.3%	(1.196)	(1.049)	12.3%
Balance as of End-of-Period (Net of Ceded)	$ 66.475	$ 57.455	$ 56.061	$ 63.054	$ 71.146	7.0%	$ 66.475	$ 71.146	7.0%

Variable Annuities Under Agreement - Included Above	$ 0.099	$ 0.076	$ 0.069	$ 0.076	$ 0.082	-17.2%	$ 0.099	$ 0.082	-17.2%

Incremental Deposits: (3)
Fixed annuities	$ 1.265	$ 1.225	$ 1.358	$ 1.774	$ 2.023	59.9%	$ 3.786	$ 5.155	36.2%
Variable annuities	1.651	1.076	0.824	0.849	1.059	-35.9%	5.532	2.732	-50.6%
Total Incremental Deposits	$ 2.916	$ 2.301	$ 2.182	$ 2.623	$ 3.082	5.7%	$ 9.318	$ 7.887	-15.4%

(1)	Includes the fixed portion of variable annuities.
(2)	Excludes the fixed portion of variable annuities.
(3)	Represents gross deposits reduced by transfers from other Lincoln products.

9/30/2009										PAGE 18
Retirement Solutions - Annuities
Account Value Information
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Fixed Annuities, Excluding Fixed Portion of Variable Contracts
Deposits	$ 0.164	$ 0.142	$ 0.235	$ 0.248	$ 0.414	152.4%	$ 0.387	$ 0.897	131.8%
Withdrawals and deaths	(0.549)	(0.504)	(0.396)	(0.320)	(0.291)	47.0%	(1.332)	(1.007)	24.4%
Net flows	$ (0.385)	$ (0.362)	$ (0.161)	$ (0.072)	$ 0.123	131.9%	$ (0.945)	$ (0.110)	88.4%

Gross fixed contract account values	$ 9.305	$ 9.035	$ 8.959	$ 8.981	$ 9.219	-0.9%	$ 9.305	$ 9.219	-0.9%
Reinsurance ceded	(1.196)	(1.125)	(1.094)	(1.065)	(1.049)	12.3%	(1.196)	(1.049)	12.3%
Net fixed contract account values	$ 8.109	$ 7.910	$ 7.865	$ 7.916	$ 8.170	0.8%	$ 8.109	$ 8.170	0.8%

Indexed Annuities
Deposits	$ 0.215	$ 0.289	$ 0.367	$ 0.651	$ 0.846	293.5%	$ 0.789	$ 1.864	136.2%
Withdrawals and deaths	(0.114)	(0.142)	(0.214)	(0.187)	(0.115)	-0.9%	(0.300)	(0.516)	-72.0%
Net flows	$ 0.101	$ 0.147	$ 0.153	$ 0.464	$ 0.731	NM	$ 0.489	$ 1.348	175.7%

Indexed Annuity Account Values	$ 4.836	$ 5.003	$ 5.195	$ 5.716	$ 6.557	35.6%	$ 4.836	$ 6.557	35.6%

Fixed Portion of Variable Contracts
Deposits	$ 0.896	$ 0.802	$ 0.759	$ 0.875	$ 0.765	-14.6%	$ 2.631	$ 2.399	-8.8%
Withdrawals and deaths	(0.124)	(0.191)	(0.155)	(0.131)	(0.104)	16.1%	(0.358)	(0.390)	-8.9%
Net flows	$ 0.772	$ 0.611	$ 0.604	$ 0.744	$ 0.661	-14.4%	$ 2.273	$ 2.009	-11.6%

Fixed Portion of Variable Contract Account Values	$ 3.547	$ 3.617	$ 3.699	$ 3.899	$ 3.990	12.5%	$ 3.547	$ 3.990	12.5%

Variable Annuities, Including Fixed Portion of Variable Contracts
Deposits	$ 2.568	$ 1.890	$ 1.586	$ 1.726	$ 1.829	-28.8%	$ 8.234	$ 5.141	-37.6%
Withdrawals and deaths	(1.340)	(1.300)	(1.148)	(1.075)	(1.082)	19.3%	(4.062)	(3.305)	18.6%
Net flows	$ 1.228	$ 0.590	$ 0.438	$ 0.651	$ 0.747	-39.2%	$ 4.172	$ 1.836	-56.0%

Variable Contract Account Values	$ 53.530	$ 44.542	$ 43.000	$ 49.422	$ 56.419	5.4%	$ 53.530	$ 56.419	5.4%

Average Daily Variable Annuity Separate Account Values	$ 54.717	$ 40.743	$ 39.035	$ 43.828	$ 49.135	-10.2%	$ 55.929	$ 44.036	-21.3%

9/30/2009										PAGE 19
Retirement Solutions - Annuities
Interest Rate Spread Information, GLB Expense Assessments,
GLB Attributed Fee and GLB Account Values by Type
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
						(Basis Point)			(Basis Point)
Interest Rate Spread (1)						Change			Change
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (2)	5.82%	5.65%	5.28%	5.44%	5.68%	(14)	5.85%	5.47%	(38)
Commercial mortgage loan prepayment and bond make whole premiums	0.02%	0.02%	0.00%	0.01%	0.02%	-	0.02%	0.01%	(1)
Alternative investments	0.00%	-0.04%	-0.01%	0.00%	0.01%	1	-0.01%	0.00%	1
Net investment income yield on reserves	5.84%	5.63%	5.27%	5.45%	5.71%	(13)	5.86%	5.48%	(38)
Interest rate credited to contract holders (3)	3.95%	3.87%	3.84%	3.63%	3.98%	3	3.83%	3.81%	(2)
Interest rate spread	1.89%	1.76%	1.43%	1.82%	1.73%	(16)	2.03%	1.67%	(36)

Variable Annuity Expense Assessments(in millions) (4)	$ 276.0	$ 244.7	$ 213.2	$ 232.8	$ 266.1	-3.6%	$ 834.6	$ 712.1	-14.7%

GLB Expense Assessments (in millions) (5)	$ 45.5	$ 46.2	$ 47.9	$ 50.6	$ 54.7	20.2%	$ 127.8	$ 153.2	19.9%

Components of Attributed Fees on GLB (in millions)
Attributed fee included in operating revenues and income (loss) from operations (6)	$ 17.9	$ 18.3	$ 16.2	$ 16.9	$ 17.5	-2.2%	$ 50.7	$ 50.6	-0.2%
Attributed fee excluded from operating revenues andincome (loss) from operations (7)	24.8	25.7	25.5	30.6	34.3	38.3%	66.9	90.4	35.1%
Total Attributed Fees on GLB	$ 42.7	$ 44.0	$ 41.7	$ 47.5	$ 51.8	21.3%	$ 117.6	$ 141.0	19.9%

GLB Account Values by Type (8)
Guaranteed withdrawal benefits (9)	$ 16.613	$ 14.785	$ 14.910	$ 17.973	$ 21.462	29.2%	$ 16.613	$ 21.462	29.2%
Guaranteed income benefits (10)	7.899	6.780	6.623	7.708	8.835	11.8%	7.899	8.835	11.8%
Total GLB Account Values	$ 24.512	$ 21.565	$ 21.533	$ 25.681	$ 30.297	23.6%	$ 24.512	$ 30.297	23.6%

(1)
For the annuity products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average invested assets on reserves. We exclude net investment income earned on investments supporting statutory surplus, reverse repurchase agreement interest expense and inter-segment cash management account interest expense from our yield and spread calculations. The average crediting rate is calculated using interest credited before DSI amortization, plus the immediate annuity reserve change (included within benefits), divided by average fixed account values net of co-insured account values. Fixed account values reinsured under modified co-insurance agreements are included in account values for this calculation since assets (and therefore margin) are retained under these agreements.

(2)
Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets. The increased cash and short-term investment balances for the three months ended March 2009, June 2009, September 2009 and the nine months ended September 2009 reduced our yields by approximately 40 bps, 33 bps, 3 bps and 25 bps, respectively.

(3)
During the third quarter of 2009, we corrected a second quarter of 2009 misclassification between benefits and interest credited that resulted in a 17 bps increased crediting rate for the third quarter of 2009. This misclassification did not impact the results for the first nine months of 2009.

(4)
Comprised of the variable annuity expense assessments included in the expense assessments line item on page 15 and the amounts presented in the components of attributed fees on GLB, as described in footnotes 5 and 6 and disclosed above.

(5)
Comprised of the GLB expense assessments included in the expense assessments line item on page 15 and the amounts presented in the components of attributed fees on GLB, as described in footnotes 5 and 6 and disclosed above.

(6)
Includes the risk/profit margin portion of the GLB attributed rider fees in operating realized gain (loss) and the amount reported in expense assessments. See note (4) on page 6 for further discussion.

(7)	Includes the net valuation premium of the GLB attributed rider fees in excluded realized gain (loss). See note (8) on page 6 for further discussion.
(8)	As of March 31, 2009, we modified our presentation of these period end balances to reflect the amounts net of reinsurance and adjusted all prior periods accordingly.
(9)
Guaranteed withdrawal benefits include features that offer the contract holder a guarantee equal to the initial deposit (or contract value, if elected after issue), adjusted for any subsequent purchase payments or withdrawals.

(10)
For our guaranteed income benefits, we offer other product riders allowing variable annuity contract holders access and control during the income distribution phase of their contract.  This added flexibility allows the contract holder to access the account value for transfers, additional withdrawals and other service features, such as portfolio rebalancing.

9/30/2009										PAGE 20
Retirement Solutions - Defined Contribution
Income Statements, Operational Data and DAC, VOBA and DSI Roll Forwards
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Operating Revenues
Surrender charges	$ 1.3	$ 1.5	$ 1.0	$ 1.3	$ 1.3	0.0%	$ 4.7	$ 3.6	-23.4%
Expense assessments	54.6	42.7	39.6	43.4	46.5	-14.8%	173.2	129.5	-25.2%
Net investment income	180.9	167.6	175.5	175.6	189.8	4.9%	527.4	540.9	2.6%
Operating realized gain (loss) (1)	0.2	3.5	6.6	(8.4)	(4.7)	NM	0.2	(6.5)	NM
Other revenues and fees	3.8	2.6	2.4	3.1	2.9	-23.7%	12.4	8.4	-32.3%
Total Operating Revenues	240.8	217.9	225.1	215.0	235.8	-2.1%	717.9	675.9	-5.9%

Operating Expenses
Interest credited	106.8	109.8	111.5	112.0	110.9	3.8%	319.7	334.4	4.6%
Benefits	0.2	13.5	6.4	(11.6)	(6.4)	NM	0.3	(11.6)	NM
Underwriting, acquisition, insurance and other expenses	76.8	111.9	70.8	76.3	71.9	-6.4%	228.5	219.0	-4.2%
Total Operating Expenses	183.8	235.2	188.7	176.7	176.4	-4.0%	548.5	541.8	-1.2%

Income (loss) from operations before federal income tax expense (benefit)	57.0	(17.3)	36.4	38.3	59.4	4.2%	169.4	134.1	-20.8%
Federal income tax expense (benefit)	14.7	(16.2)	6.6	10.6	16.8	14.3%	45.5	34.0	-25.3%
Income (Loss) from Operations	$ 42.3	$ (1.1)	$ 29.8	$ 27.7	$ 42.6	0.7%	$ 123.9	$ 100.1	-19.2%

Effective Tax Rate	25.8%	93.6%	18.1%	27.7%	28.3%		26.9%	25.4%

Average Equity	$ 961.9	$ 952.2	$ 983.3	$ 1,031.5	$1,020.2		$ 934.0	$ 1,011.7
Return on Average Equity	17.6%	(0.5%)	12.1%	10.7%	16.7%		17.7%	13.2%

Income (Loss) from Operations - Basis Points on Average Account Values - Annualized	49	(1)	42	37	52	3	47	44	(3)

Operating Realized Gain (Loss) (1)
GLB (2)	$ 0.1	$ 0.1	$ 0.1	$ -	$ -	-100.0%	$ 0.1	$ 0.1	0.0%
GDB (3)	0.1	3.4	6.5	(8.4)	(4.7)	NM	0.1	(6.6)	NM
Total Operating Realized Gain (Loss)	$ 0.2	$ 3.5	$ 6.6	$ (8.4)	$ (4.7)	NM	$ 0.2	$ (6.5)	NM

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$ 17.2	$ 16.0	$ 14.0	$ 15.5	$ 16.4	-4.7%	$ 56.3	$ 45.9	-18.5%
General and administrative expenses	52.7	63.3	53.6	53.7	53.4	1.3%	156.6	160.7	2.6%
Taxes, licenses and fees	3.1	2.8	3.6	3.0	2.7	-12.9%	10.5	9.3	-11.4%
Total commissions and expenses incurred	73.0	82.1	71.2	72.2	72.5	-0.7%	223.4	215.9	-3.4%
Less: commissions and expenses capitalized	(19.7)	(28.2)	(18.3)	(17.0)	(15.4)	21.8%	(65.5)	(50.7)	22.6%
Amortization of DAC and VOBA, net of interest	23.5	58.0	17.9	21.1	14.8	-37.0%	70.6	53.8	-23.8%
Total Underwriting, Acquisition, Insurance and Other Expenses	$ 76.8	$ 111.9	$ 70.8	$ 76.3	$ 71.9	-6.4%	$ 228.5	$ 219.0	-4.2%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized (4)	61	86	76	71	65	4	60	71	11

DAC and VOBA
Balance as of beginning-of-period	$ 629.7	$ 744.8	$ 883.3	$ 918.2	$ 762.7	$ 513.8	$ 883.3
Inter-segment transfer	-	-	-	-	-	6.9	-
Deferrals	19.7	28.2	18.3	17.0	15.4	65.5	50.7
Amortization, net of interest:
Unlocking	(2.8)	(48.6)	(4.1)	2.7	9.4	(5.2)	8.0
Other amortization	(20.7)	(9.4)	(13.8)	(23.8)	(24.2)	(65.4)	(61.8)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	(3.8)	(29.8)	0.4	(4.1)	0.6	(5.1)	(3.1)
Adjustment related to realized (gains) losses
on available-for-sale securities	4.6	5.6	2.5	6.0	2.5	6.2	11.0
Adjustment related to unrealized (gains) losses
on available-for-sale securities	114.3	162.7	32.0	(157.4)	(215.4)	223.0	(340.8)
Balance as of End-of-Period	$ 744.8	$ 883.3	$ 918.2	$ 762.7	$ 550.4	$ 744.8	$ 550.4

DSI
Balance as of beginning-of-period	$ 2.0	$ 2.0	$ 2.0	$ 2.2	$ 2.5	$ 0.4	$ 2.0
Inter-segment transfer	-	-	-	-	-	1.3	-
Deferrals	-	0.2	0.2	0.4	0.2	0.4	0.8
Amortization, net of interest:
Unlocking	-	(0.2)	(0.1)	0.1	0.1	(0.1)	0.1
Other amortization	(0.1)	0.1	0.1	(0.2)	(0.2)	(0.1)	(0.3)
Deferrals, net of amortization included ininterest credited	(0.1)	0.1	0.2	0.3	0.1	0.2	0.6
Adjustment related to realized (gains) losses
on available-for-sale securities	0.1	(0.1)	-	-	-	0.1	-
Balance as of End-of-Period	$ 2.0	$ 2.0	$ 2.2	$ 2.5	$ 2.6	$ 2.0	$ 2.6

(1)	Included in income (loss) from operations.
(2)	See note (4) on page 6 for details.
(3)	See note (5) on page 6 for details.
(4)	Includes distribution costs.

9/30/2009										PAGE 21
Retirement Solutions - Defined Contribution
Account Value Roll Forwards and Information
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Fixed Annuities
Balance as of beginning-of-period	$ 11.294	$ 11.418	$ 11.638	$ 11.924	$ 12.070	6.9%	$ 10.889	$ 11.638	6.9%
Gross deposits	0.290	0.279	0.409	0.328	0.306	5.5%	0.902	1.043	15.6%
Withdrawals and deaths	(0.411)	(0.387)	(0.383)	(0.326)	(0.327)	20.4%	(1.161)	(1.036)	10.8%
Net flows	(0.121)	(0.108)	0.026	0.002	(0.021)	82.6%	(0.259)	0.007	102.7%
Transfers from variable annuities	0.136	0.214	0.150	0.037	(0.003)	NM	0.381	0.184	-51.7%
Inter-segment transfer	-	-	-	-	-	NM	0.089	-	-100.0%
Interest credited	0.109	0.114	0.110	0.107	0.112	2.8%	0.318	0.329	3.5%
Balance as of End-of-Period (1)	$ 11.418	$ 11.638	$ 11.924	$ 12.070	$ 12.158	6.5%	$ 11.418	$ 12.158	6.5%

Variable Annuities
Balance as of beginning-of-period	$ 16.195	$ 13.480	$ 10.588	$ 9.721	$ 11.102	-31.4%	$ 17.876	$ 10.588	-40.8%
Gross deposits	0.532	0.403	0.418	0.368	0.387	-27.3%	1.767	1.173	-33.6%
Withdrawals and deaths	(0.723)	(0.506)	(0.412)	(0.416)	(0.471)	34.9%	(2.202)	(1.299)	41.0%
Net flows	(0.191)	(0.103)	0.006	(0.048)	(0.084)	56.0%	(0.435)	(0.126)	71.0%
Transfers to fixed annuities	(0.117)	(0.143)	(0.166)	(0.019)	0.021	117.9%	(0.318)	(0.164)	48.4%
Inter-product transfer (2)	(0.553)	-	-	-	-	100.0%	(0.553)	-	100.0%
Inter-segment transfer	-	-	-	-	-	NM	0.206	-	-100.0%
Investment increase and change in market value	(1.854)	(2.646)	(0.707)	1.448	1.581	185.3%	(3.296)	2.322	170.4%
Balance as of End-of-Period (3)	$ 13.480	$ 10.588	$ 9.721	$ 11.102	$ 12.620	-6.4%	$ 13.480	$ 12.620	-6.4%

Total Annuities
Balance as of beginning-of-period	$ 27.489	$ 24.898	$ 22.226	$ 21.645	$ 23.172	-15.7%	$ 28.765	$ 22.226	-22.7%
Gross deposits	0.822	0.682	0.827	0.696	0.693	-15.7%	2.669	2.216	-17.0%
Withdrawals and deaths	(1.134)	(0.893)	(0.795)	(0.742)	(0.798)	29.6%	(3.363)	(2.335)	30.6%
Net flows	(0.312)	(0.211)	0.032	(0.046)	(0.105)	66.3%	(0.694)	(0.119)	82.9%
Transfers between fixed and variable accounts	0.019	0.071	(0.016)	0.018	0.018	-5.3%	0.063	0.020	-68.3%
Inter-product transfer (2)	(0.553)	-	-	-	-	100.0%	(0.553)	-	100.0%
Inter-segment transfer	-	-	-	-	-	NM	0.295	-	-100.0%
Interest credited and change in market value	(1.745)	(2.532)	(0.597)	1.555	1.693	197.0%	(2.978)	2.651	189.0%
Balance as of End-of-Period	$ 24.898	$ 22.226	$ 21.645	$ 23.172	$ 24.778	-0.5%	$ 24.898	$ 24.778	-0.5%

Alliance and Smart Future Mutual Funds
Balance as of beginning-of-period	$ 7.553	$ 7.675	$ 6.652	$ 6.848	$ 8.155	8.0%	$ 7.293	$ 6.652	-8.8%
Plan/participant rollovers	0.215	0.249	0.338	0.071	0.057	-73.5%	0.721	0.466	-35.4%
Additional contributions	0.297	0.310	0.396	0.363	0.353	18.9%	0.916	1.112	21.4%
Gross deposits	0.512	0.559	0.734	0.434	0.410	-19.9%	1.637	1.578	-3.6%
Withdrawals and deaths	(0.107)	(0.177)	(0.109)	(0.132)	(0.161)	-50.5%	(0.333)	(0.402)	-20.7%
Net flows	0.405	0.382	0.625	0.302	0.249	-38.5%	1.304	1.176	-9.8%
Transfers	(0.024)	(0.079)	-	(0.008)	(0.003)	87.5%	(0.120)	(0.011)	90.8%
Inter-product transfer (2)	0.553	-	-	-	-	-100.0%	0.553	-	-100.0%
Interest credited and change in market value	(0.812)	(1.326)	(0.429)	1.013	1.143	240.8%	(1.355)	1.727	227.5%
Balance as of End-of-Period (4)	$ 7.675	$ 6.652	$ 6.848	$ 8.155	$ 9.544	24.4%	$ 7.675	$ 9.544	24.4%

Total Annuities and Mutual Funds
Balance as of beginning-of-period	$ 35.042	$ 32.573	$ 28.878	$ 28.493	$ 31.327	-10.6%	$ 36.058	$ 28.878	-19.9%
Gross deposits	1.334	1.241	1.561	1.130	1.103	-17.3%	4.306	3.794	-11.9%
Withdrawals and deaths	(1.241)	(1.070)	(0.904)	(0.874)	(0.959)	22.7%	(3.696)	(2.737)	25.9%
Net flows	0.093	0.171	0.657	0.256	0.144	54.8%	0.610	1.057	73.3%
Transfers	(0.005)	(0.008)	(0.016)	0.010	0.015	NM	(0.057)	0.009	115.8%
Inter-segment transfer	-	-	-	-	-	NM	0.295	-	-100.0%
Interest credited and change in market value	(2.557)	(3.858)	(1.026)	2.568	2.836	210.9%	(4.333)	4.378	201.0%
Balance as of End-of-Period	$ 32.573	$ 28.878	$ 28.493	$ 31.327	$ 34.322	5.4%	$ 32.573	$ 34.322	5.4%

Variable Annuities Under Agreement - Included Above	$ 0.011	$ 0.008	$ 0.007	$ 0.008	$ 0.009	-18.2%	$ 0.011	$ 0.009	-18.2%

Incremental Deposits: (5)
Fixed annuities	$ 0.225	$ 0.361	$ 0.407	$ 0.327	$ 0.305	35.6%	$ 0.768	$ 1.039	35.3%
Variable annuities	0.524	0.398	0.418	0.367	0.387	-26.1%	1.745	1.172	-32.8%
Total annuities incremental deposits	0.749	0.759	0.825	0.694	0.692	-7.6%	2.513	2.211	-12.0%
Total Alliance mutual funds incremental deposits	0.511	0.560	0.734	0.434	0.410	-19.8%	1.637	1.578	-3.6%
Total Incremental Deposits	$ 1.260	$ 1.319	$ 1.559	$ 1.128	$ 1.102	-12.5%	$ 4.150	$ 3.789	-8.7%

(1)	Includes fixed annuity products offered under our mutual fund products and the fixed portion of variable annuities.
(2)
On 9/30/08, the Lincoln Employee 401(k) Plan transferred from Director to Alliance in the amount of $653 million, of which $100 million transferred within fixed annuities and therefore is not depicted on this roll forward.

(3)	Excludes the fixed portion of variable annuities.
(4)
Represents amounts attributable to mutual fund net flows. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

(5)	Represents gross deposits reduced by transfers from other Lincoln products.

9/30/2009										PAGE 22
Retirement Solutions - Defined Contribution
Account Value Roll Forwards by Product
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Total Micro - Small Segment
Balance as of beginning-of-period	$ 7.286	$ 5.790	$ 4.888	$ 4.710	$ 5.234	-28.2%	$ 7.798	$ 4.888	-37.3%
Gross deposits	0.389	0.255	0.306	0.256	0.290	-25.4%	1.276	0.852	-33.2%
Withdrawals and deaths	(0.465)	(0.311)	(0.266)	(0.268)	(0.319)	31.4%	(1.429)	(0.853)	40.3%
Net flows	(0.076)	(0.056)	0.040	(0.012)	(0.029)	61.8%	(0.153)	(0.001)	99.3%
Transfers between fixed and variable accounts	-	0.004	(0.004)	-	-	NM	(0.012)	(0.004)	66.7%
Inter-product transfer (1)	(0.653)	-	-	-	-	100.0%	(0.653)	-	100.0%
Investment increase and change in market value	(0.767)	(0.850)	(0.214)	0.536	0.580	175.6%	(1.190)	0.902	175.8%
Balance as of End-of-Period	$ 5.790	$ 4.888	$ 4.710	$ 5.234	$ 5.785	-0.1%	$ 5.790	$ 5.785	-0.1%

Total Mid - Large Segment
Balance as of beginning-of-period	$ 9.985	$ 10.310	$ 9.540	$ 9.920	$ 11.425	14.4%	$ 9.463	$ 9.540	0.8%
Gross deposits	0.687	0.729	1.026	0.661	0.617	-10.2%	2.203	2.304	4.6%
Withdrawals and deaths	(0.222)	(0.191)	(0.233)	(0.211)	(0.259)	-16.7%	(0.680)	(0.703)	-3.4%
Net flows	0.465	0.538	0.793	0.450	0.358	-23.0%	1.523	1.601	5.1%
Transfers between fixed and variable accounts	(0.004)	(0.011)	(0.013)	0.010	0.016	NM	(0.043)	0.013	130.2%
Inter-product transfer (1)	0.653	-	-	-	-	-100.0%	0.653	-	-100.0%
Investment increase and change in market value	(0.789)	(1.297)	(0.400)	1.045	1.173	248.7%	(1.286)	1.818	241.4%
Balance as of End-of-Period	$ 10.310	$ 9.540	$ 9.920	$ 11.425	$ 12.972	25.8%	$ 10.310	$ 12.972	25.8%

Total Multi-Fund® and Other Variable Annuities
Balance as of beginning-of-period	$ 17.771	$ 16.473	$ 14.450	$ 13.863	$ 14.668	-17.5%	$ 18.797	$ 14.450	-23.1%
Gross deposits	0.258	0.257	0.229	0.213	0.196	-24.0%	0.827	0.638	-22.9%
Withdrawals and deaths	(0.554)	(0.568)	(0.405)	(0.395)	(0.381)	31.2%	(1.587)	(1.181)	25.6%
Net flows	(0.296)	(0.311)	(0.176)	(0.182)	(0.185)	37.5%	(0.760)	(0.543)	28.6%
Transfers between fixed and variable accounts	(0.001)	(0.001)	0.001	-	(0.001)	0.0%	(0.002)	-	100.0%
Inter-segment transfer	-	-	-	-	-	NM	0.295	-	-100.0%
Investment increase and change in market value	(1.001)	(1.711)	(0.412)	0.987	1.083	208.2%	(1.857)	1.658	189.3%
Balance as of End-of-Period	$ 16.473	$ 14.450	$ 13.863	$ 14.668	$ 15.565	-5.5%	$ 16.473	$ 15.565	-5.5%

Total Annuities and Mutual Funds
Balance as of beginning-of-period	$ 35.042	$ 32.573	$ 28.878	$ 28.493	$ 31.327	-10.6%	$ 36.058	$ 28.878	-19.9%
Gross deposits	1.334	1.241	1.561	1.130	1.103	-17.3%	4.306	3.794	-11.9%
Withdrawals and deaths	(1.241)	(1.070)	(0.904)	(0.874)	(0.959)	22.7%	(3.696)	(2.737)	25.9%
Net flows	0.093	0.171	0.657	0.256	0.144	54.8%	0.610	1.057	73.3%
Transfers between fixed and variable accounts	(0.005)	(0.008)	(0.016)	0.010	0.015	NM	(0.057)	0.009	115.8%
Inter-segment transfer	-	-	-	-	-	NM	0.295	-	-100.0%
Investment increase and change in market value	(2.557)	(3.858)	(1.026)	2.568	2.836	210.9%	(4.333)	4.378	201.0%
Balance as of End-of-Period (2)	$ 32.573	$ 28.878	$ 28.493	$ 31.327	$ 34.322	5.4%	$ 32.573	$ 34.322	5.4%

(1)	On 9/30/08, the Lincoln Employee 401(k) Plan transferred from Director to Alliance in the amount of $653 million.
(2)	Includes mutual fund account values. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

9/30/2009										PAGE 23
Retirement Solutions - Defined Contribution
Account Value and Interest Rate Spread Information
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Fixed Annuities, Excluding Fixed Portion of Variable Contracts
Deposits	$ 0.196	$ 0.189	$ 0.316	$ 0.244	$ 0.227	15.8%	$ 0.623	$ 0.787	26.3%
Withdrawals and deaths	(0.183)	(0.016)	(0.185)	(0.132)	(0.149)	18.6%	(0.541)	(0.466)	13.9%
Net flows	$ 0.013	$ 0.173	$ 0.131	$ 0.112	$ 0.078	NM	$ 0.082	$ 0.321	291.5%
	-	-	-	-	-		-	-
Fixed Contract Account Values	$ 5.304	$ 5.601	$ 5.773	$ 5.879	$ 6.030	13.7%	$ 5.304	$ 6.030	13.7%

Fixed Portion of Variable Contracts
Deposits	$ 0.094	$ 0.090	$ 0.093	$ 0.084	$ 0.079	-16.0%	$ 0.279	$ 0.256	-8.2%
Withdrawals and deaths	(0.228)	(0.371)	(0.198)	(0.194)	(0.178)	21.9%	(0.620)	(0.570)	8.1%
Net flows	$ (0.134)	$ (0.281)	$ (0.105)	$ (0.110)	$ (0.099)	26.1%	$ (0.341)	$ (0.314)	7.9%

Fixed Portion of Variable Contract Account Values	$ 6.114	$ 6.037	$ 6.150	$ 6.191	$ 6.128	0.2%	$ 6.114	$ 6.128	0.2%

Variable Annuities, Including Fixed Portion of Variable Contracts
Deposits	$ 0.626	$ 0.493	$ 0.511	$ 0.452	$ 0.466	-25.6%	$ 2.046	$ 1.429	-30.2%
Withdrawals and deaths	(0.951)	(0.877)	(0.610)	(0.610)	(0.649)	31.8%	(2.821)	(1.869)	33.7%
Net flows	$ (0.325)	$ (0.384)	$ (0.099)	$ (0.158)	$ (0.183)	43.7%	$ (0.775)	$ (0.440)	43.2%

Variable Contract Account Values	$ 19.594	$ 16.625	$ 15.872	$ 17.293	$ 18.748	-4.3%	$ 19.594	$ 18.748	-4.3%

Average Daily Variable Annuity Separate Account Values	$ 15.582	$ 10.666	$ 9.846	$ 10.768	$ 11.881	-23.8%	$ 16.369	$ 10.839	-33.8%

						(Basis Point)			(Basis Point)
Interest Rate Spread (1)						Change			Change
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (2)	5.94%	5.84%	5.70%	5.79%	5.85%	(9)	5.91%	5.78%	(13)
Commercial mortgage loan prepayment and bond make whole premiums	0.17%	0.00%	0.00%	0.01%	0.08%	(9)	0.08%	0.03%	(5)
Alternative investments	-0.01%	-0.14%	-0.01%	-0.02%	0.03%	4	-0.02%	0.00%	2
Net investment income yield on reserves	6.10%	5.70%	5.69%	5.78%	5.96%	(14)	5.97%	5.81%	(16)
Interest rate credited to contract holders	3.77%	3.79%	3.78%	3.73%	3.66%	(11)	3.79%	3.73%	(6)
Interest rate spread	2.33%	1.91%	1.91%	2.05%	2.30%	(3)	2.18%	2.08%	(10)

(1)
For the annuity products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average invested assets on reserves. We exclude net investment income earned on investments supporting statutory surplus from our spread calculations. The average crediting rate is calculated as interest credited before DSI amortization, plus the immediate annuity reserve change (included within benefits), divided by the average fixed account values, including the fixed portion of variable annuities.

(2)
Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets.  The increased cash and short-term investment balances for the three months ended March 2009, June 2009, September 2009, and the nine months ended September 2009 reduced our yields by approximately 16 bps, 18 bps, 11 bps and 15 bps, respectively.

9/30/2009									PAGE 24
Insurance Solutions - Life Insurance
Income Statements, Operational Data and DAC, VOBA and DFEL Roll Forwards
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Operating Revenues
Insurance premiums	$90.9	$93.6	$90.5	$93.3	$93.5	2.9%	$266.8	$277.3	3.9%
Surrender charges	18.0	18.1	21.6	26.7	32.8	82.2%	52.0	81.1	56.0%
Mortality assessments	331.8	339.1	344.1	320.0	317.1	-4.4%	981.4	981.2	0.0%
Expense assessments	101.4	137.6	116.5	103.0	144.1	42.1%	352.3	363.6	3.2%
Net investment income	522.4	446.9	497.7	453.3	495.3	-5.2%	1,540.8	1,446.3	-6.1%
Amortization of deferred loss on business sold through reinsurance	-	-	-	(0.7)	(0.7)	NM	-	(1.4)	NM
Other revenues and fees	9.3	7.5	5.8	6.6	7.0	-24.7%	23.0	19.4	-15.7%
Total Operating Revenues	1,073.8	1,042.8	1,076.2	1,002.2	1,089.1	1.4%	3,216.3	3,167.5	-1.5%

Operating Expenses
Interest credited	304.7	300.7	302.8	290.8	292.9	-3.9%	902.0	886.5	-1.7%
Benefits	399.9	365.9	355.7	323.0	320.7	-19.8%	1,006.0	999.4	-0.7%
Underwriting, acquisition, insurance and other expenses	167.4	255.7	224.0	191.7	283.9	69.6%	620.8	699.6	12.7%
Total Operating Expenses	872.0	922.3	882.5	805.5	897.5	2.9%	2,528.8	2,585.5	2.2%

Income from operations before federal income tax expense	201.8	120.5	193.7	196.7	191.6	-5.1%	687.5	582.0	-15.3%
Federal income tax expense	64.5	38.0	51.5	63.8	55.1	-14.6%	229.3	170.4	-25.7%
Income from Operations	$137.3	$82.5	$142.2	$132.9	$136.5	-0.6%	$458.2	$411.6	-10.2%

Effective Tax Rate	32.0%	31.5%	26.6%	32.4%	28.8%		33.4%	29.3%

Average Equity	$8,164.2	$8,263.8	$8,235.3	$7,980.9	$8,053.3		$8,134.0	$8,089.8
Return on Average Equity	6.7%	4.0%	6.9%	6.7%	6.8%		7.5%	6.8%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$209.1	$210.5	$176.9	$141.9	$159.0	-24.0%	$584.1	$477.8	-18.2%
General and administrative expenses	101.8	116.0	110.2	109.5	112.5	10.5%	308.0	332.2	7.9%
Taxes, licenses and fees	36.3	25.0	33.3	22.9	30.7	-15.4%	94.7	86.9	-8.2%
Amortization of sales force intangibles	1.0	1.0	1.0	1.0	1.0	0.0%	3.0	3.0	0.0%
Total commissions and expenses incurred	348.2	352.5	321.4	275.3	303.2	-12.9%	989.8	899.9	-9.1%
Less: commissions and expenses capitalized	(260.7)	(272.5)	(224.5)	(197.5)	(213.4)	18.1%	(743.8)	(635.4)	14.6%
Amortization of DAC and VOBA, net of interest	79.9	175.7	127.1	113.9	194.1	142.9%	374.8	435.1	16.1%
Total Underwriting, Acquisition, Insurance and Other Expenses	$167.4	$255.7	$224.0	$191.7	$283.9	69.6%	$620.8	$699.6	12.7%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized	126	145	139	144	145	20	127	139	13

DAC and VOBA
Balance as of beginning-of-period	$6,235.0	$6,947.8	$7,383.5	$7,265.0	$6,830.9	$5,691.7	$7,383.5
Business sold through reinsurance	-	-	(292.9)	-	-	-	(292.9)
Deferrals	260.7	272.5	224.5	197.5	213.4	743.8	635.4
Amortization, net of interest:
Unlocking	55.2	(84.0)	(12.6)	(5.5)	(52.8)	28.4	(70.9)
Other amortization	(135.1)	(91.7)	(114.5)	(108.4)	(141.3)	(403.2)	(364.2)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	180.8	96.8	97.4	83.6	19.3	369.0	200.3
Adjustment related to realized losses on available-for-sale securities and derivatives	54.2	76.3	20.0	41.1	1.7	70.8	62.8
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	477.8	262.6	57.0	(558.8)	(678.5)	816.3	(1,180.3)
Balance as of End-of-Period	$6,947.8	$7,383.5	$7,265.0	$6,830.9	$6,173.4	$6,947.8	$6,173.4

DFEL
Balance as of beginning-of-period	$763.4	$840.2	$888.7	$941.4	$1,014.0	$672.6	$888.7
Business sold through reinsurance	-	-	(11.0)	-	-	-	(11.0)
Deferrals	96.6	102.6	96.9	100.3	108.2	275.9	305.4
Amortization, net of interest:
Unlocking	16.5	(24.0)	(2.9)	(0.7)	(27.9)	2.0	(31.5)
Other amortization	(36.3)	(30.1)	(32.1)	(29.6)	(37.7)	(110.3)	(99.4)
Deferrals, net of amortization included in xpense assessments	76.8	48.5	61.9	70.0	42.6	167.6	174.5
Adjustment related to realized losses on available-for-sale securities and derivatives	-	-	0.9	2.4	0.3	-	3.6
Adjustment related to unrealized gains on available-for-sale securities and derivatives	-	-	0.9	0.2	0.9	-	2.0
Balance as of End-of-Period	$840.2	$888.7	$941.4	$1,014.0	$1,057.8	$840.2	$1,057.8

9/30/2009									PAGE 25
Insurance Solutions - Life Insurance
Operational Data and Account Value Roll Forwards
Unaudited (billions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Sales by Product (in millions)
UL
Excluding MoneyGuard®	$ 144.7	$ 142.7	$ 102.7	$ 84.9	$ 91.0	-37.1%	$ 382.1	$ 278.6	-27.1%
MoneyGuard®	13.7	12.8	11.0	14.3	18.4	34.3%	37.1	43.7	17.8%
Total	158.4	155.5	113.7	99.2	109.4	-30.9%	419.2	322.3	-23.1%
VUL	12.3	14.6	9.0	7.1	6.7	-45.5%	39.3	22.8	-42.0%
COLI and BOLI (1)	12.7	30.7	11.7	4.7	14.4	13.4%	53.8	30.8	-42.8%
Term/Whole Life	6.9	10.6	10.8	12.7	15.7	127.5%	17.4	39.2	125.3%
Total	$ 190.3	$ 211.4	$ 145.2	$ 123.7	$ 146.2	-23.2%	$ 529.7	$ 415.1	-21.6%

First Year Paid Premiums (in millions)
UL
Excluding MoneyGuard®	$ 270.4	$ 287.4	$ 230.5	$ 216.2	$ 238.3	-11.9%	$ 770.1	$ 685.0	-11.1%
MoneyGuard®	91.6	85.1	73.1	94.9	122.1	33.3%	247.7	290.1	17.1%
Total	362.0	372.5	303.6	311.1	360.4	-0.4%	1,017.8	975.1	-4.2%
VUL	31.1	34.2	25.2	20.1	10.2	-67.2%	96.9	55.5	-42.7%
COLI and BOLI (1)	30.3	82.2	52.0	16.1	33.8	11.6%	114.2	101.9	-10.8%
Term/Whole Life	20.2	29.5	18.8	23.0	28.9	43.1%	50.4	70.7	40.3%
Total	$ 443.6	$ 518.4	$ 399.6	$ 370.3	$ 433.3	-2.3%	$ 1,279.3	$ 1,203.2	-5.9%

Life Insurance In Force
UL and other	$ 306.293	$ 310.198	$ 288.826	$ 288.632	$ 289.124	-5.6%	$ 306.293	$ 289.124	-5.6%
Term insurance	233.671	235.023	236.408	238.901	242.889	3.9%	233.671	242.889	3.9%
Total	$ 539.964	$ 545.221	$ 525.234	$ 527.533	$ 532.013	-1.5%	$ 539.964	$ 532.013	-1.5%

Interest-Sensitive Life
Balance as of beginning-of-period	$ 26.980	$ 27.227	$ 27.502	$ 27.617	$ 27.709	2.7%	$ 26.518	$ 27.502	3.7%
Deposits	0.875	0.951	0.815	0.840	0.899	2.7%	2.614	2.554	-2.3%
Withdrawals and deaths	(0.306)	(0.325)	(0.358)	(0.391)	(0.417)	-36.3%	(0.981)	(1.166)	-18.9%
Net flows	0.569	0.626	0.457	0.449	0.482	-15.3%	1.633	1.388	-15.0%
Contract holder assessments	(0.613)	(0.639)	(0.631)	(0.645)	(0.657)	-7.2%	(1.782)	(1.933)	-8.5%
Interest credited	0.291	0.288	0.289	0.288	0.291	0.0%	0.858	0.868	1.2%
Balance as of End-of-Period (Gross) (2)	27.227	27.502	27.617	27.709	27.825	2.2%	27.227	27.825	2.2%
Reinsurance ceded	-	-	(0.938)	(0.930)	(0.923)	NM	-	(0.923)	NM
Balance as of End-of-Period (Net of Ceded) (2)	$ 27.227	$ 27.502	$ 26.679	$ 26.779	$ 26.902	-1.2%	$ 27.227	$ 26.902	-1.2%

VUL
Balance as of beginning-of-period	$ 5.623	$ 5.056	$ 4.251	$ 3.992	$ 4.562	-18.9%	$ 6.040	$ 4.251	-29.6%
Deposits	0.207	0.266	0.243	0.180	0.174	-15.9%	0.662	0.597	-9.8%
Withdrawals and deaths	(0.086)	(0.088)	(0.143)	(0.089)	(0.095)	-10.5%	(0.278)	(0.327)	-17.6%
Net flows	0.121	0.178	0.100	0.091	0.079	-34.7%	0.384	0.270	-29.7%
Contract holder assessments	(0.092)	(0.092)	(0.094)	(0.088)	(0.091)	1.1%	(0.277)	(0.273)	1.4%
Investment income and change in market value	(0.596)	(0.891)	(0.265)	0.567	0.626	205.0%	(1.091)	0.928	185.1%
Balance as of End-of-Period (Gross)	5.056	4.251	3.992	4.562	5.176	2.4%	5.056	5.176	2.4%
Reinsurance ceded	-	-	(0.640)	(0.719)	(0.807)	NM	-	(0.807)	NM
Balance as of End-of-Period (Net of Ceded)	$ 5.056	$ 4.251	$ 3.352	$ 3.843	$ 4.369	-13.6%	$ 5.056	$ 4.369	-13.6%

Total Life Insurance
Balance as of beginning-of-period	$ 32.603	$ 32.283	$ 31.753	$ 31.609	$ 32.271	-1.0%	$ 32.558	$ 31.753	-2.5%
Deposits	1.082	1.217	1.058	1.020	1.073	-0.8%	3.276	3.151	-3.8%
Withdrawals and deaths	(0.392)	(0.413)	(0.501)	(0.480)	(0.512)	-30.6%	(1.259)	(1.493)	-18.6%
Net flows	0.690	0.804	0.557	0.540	0.561	-18.7%	2.017	1.658	-17.8%
Contract holder assessments	(0.705)	(0.731)	(0.725)	(0.733)	(0.748)	-6.1%	(2.059)	(2.206)	-7.1%
Investment income and change in market value	(0.305)	(0.603)	0.024	0.855	0.917	NM	(0.233)	1.796	NM
Balance as of End-of-Period (Gross)	32.283	31.753	31.609	32.271	33.001	2.2%	32.283	33.001
Reinsurance ceded	-	-	(1.578)	(1.649)	(1.730)	NM	-	(1.730)
Balance as of End-of-Period (Net of Ceded)	$ 32.283	$ 31.753	$ 30.031	$ 30.622	$ 31.271	-3.1%	$ 32.283	$ 31.271	-3.1%

						(Basis Point)			(Basis Point)
Interest-Sensitive Products Interest Rate Spreads (3)						Change			Change
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (4)	5.92%	5.86%	5.83%	6.03%	5.97%	5	5.94%	5.95%	1
Commercial mortgage loan prepayment and bond make whole premiums	0.02%	0.01%	0.00%	0.06%	0.04%	2	0.06%	0.03%	(3)
Alternative investments	0.31%	-0.65%	-0.06%	-0.71%	-0.29%	(60)	0.18%	-0.35%	(53)
Net investment income yield on reserves	6.25%	5.22%	5.77%	5.38%	5.72%	(53)	6.18%	5.63%	(55)
Interest rate credited to contract holders	4.35%	4.25%	4.25%	4.20%	4.22%	(13)	4.36%	4.22%	(14)
Interest rate spread	1.90%	0.97%	1.52%	1.18%	1.50%	(40)	1.82%	1.41%	(41)

Traditional Products Interest Rate Spreads (5)
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses	6.06%	6.10%	6.00%	5.96%	5.98%	(8)	6.13%	5.98%	(15)
Commercial mortgage loan prepayment and bond make whole premiums	0.00%	0.00%	0.01%	0.01%	0.01%	1	0.04%	0.01%	(3)
Alternative investments	-0.01%	-0.08%	-0.01%	-0.01%	0.02%	3	-0.01%	0.00%	1
Net investment income yield on reserves	6.05%	6.02%	6.00%	5.96%	6.01%	(4)	6.16%	5.99%	(17)

(1)	COLI and BOLI are interest-sensitive and contain both UL and VUL products.
(2)	Includes UL, interest-sensitive whole life and the fixed investment option of VUL products.
(3)
For the interest-sensitive life products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average earning assets. We exclude net investment income earned on investments supporting statutory surplus and reverse repurchase agreement interest expense from our yield and spread calculations. The average crediting rate is calculated using interest credited on life products divided by average fixed account values.

(4)
Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets. The increased cash and short-term investment balances for the three months ended March 2009 and September 2009 and the nine months ended September 2009 reduced our yields by approximately 11 bps, 4 bps and 5 bps, respectively. There was no impact for the three months ended June 2009.

(5)
For the traditional life products, the yield on earning assets is calculated as net investment income on traditional investment portfolios divided by average earning assets. As of
September 30, 2009, interest-sensitive products represented approximately 85% of total interest-sensitive and traditional earning assets.

9/30/2009										PAGE 26
Insurance Solutions - Group Protection
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Operating Revenues
Insurance premiums	$ 370.6	$ 382.9	$ 389.8	$ 413.3	$ 379.5	2.4%	$ 1,134.0	$ 1,182.6	4.3%
Mortality assessments	-	0.1	-	-	0.1	NM	-	0.1	NM
Net investment income	30.8	28.2	30.1	28.1	33.5	8.8%	89.0	91.7	3.0%
Other revenues and fees	1.4	1.3	1.5	1.5	1.5	7.1%	4.1	4.5	9.8%
Total Operating Revenues	402.8	412.5	421.4	442.9	414.6	2.9%	1,227.1	1,278.9	4.2%

Operating Expenses
Interest credited	0.5	0.6	0.6	0.5	0.5	0.0%	1.0	1.6	0.6
Benefits	268.8	283.1	282.0	292.7	261.6	-2.7%	823.6	836.3	1.5%
Underwriting, acquisition, insurance and other expenses	91.8	100.4	99.3	98.0	99.3	8.2%	270.7	296.6	9.6%
Total Operating Expenses	361.1	384.1	381.9	391.2	361.4	0.1%	1,095.3	1,134.5	3.6%

Income from operations before federal income tax expense	41.7	28.4	39.5	51.7	53.2	27.6%	131.8	144.4	9.6%
Federal income tax expense	14.5	10.0	13.8	18.1	18.7	29.0%	46.1	50.6	9.8%
Income from Operations	$ 27.2	$ 18.4	$ 25.7	$ 33.6	$ 34.5	26.8%	$ 85.7	$ 93.8	9.5%

Effective Tax Rate	34.8%	35.2%	34.9%	35.0%	35.2%		35.0%	35.0%

Average Equity	$ 1,001.0	$ 1,002.3	$ 1,014.7	$ 1,047.5	$ 1,056.8		$ 987.3	$ 1,039.7
Return on Average Equity	10.9%	7.3%	10.1%	12.8%	13.1%		11.6%	12.0%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions (1)	$ 42.1	$ 44.7	$ 44.2	$ 43.6	$ 43.3	2.9%	$ 122.9	$ 131.1	6.7%
General and administrative expenses (1)	44.6	53.9	47.4	48.2	48.1	7.8%	133.5	143.7	7.6%
Taxes, licenses and fees	9.0	10.6	10.5	7.3	9.3	3.3%	28.0	27.1	-3.2%
Total commissions and expenses incurred	95.7	109.2	102.1	99.1	100.7	5.2%	284.4	301.9	6.2%
Less: commissions and expenses capitalized	(13.1)	(18.5)	(13.2)	(12.5)	(12.8)	2.3%	(39.8)	(38.5)	3.3%
Amortization of DAC and VOBA, net of interest	9.2	9.7	10.4	11.4	11.4	23.9%	26.1	33.2	27.2%
Total Underwriting, Acquisition, Insurance and Other Expenses	$ 91.8	$ 100.4	$ 99.3	$ 98.0	$ 99.3	8.2%	$ 270.7	$ 296.6	9.6%

General and Administrative Expenses as a Percentage of Premiums (1)	12.0%	14.1%	12.2%	11.7%	12.7%		11.8%	12.2%

DAC and VOBA
Balance as of beginning-of-period	$ 133.2	$ 137.1	$ 145.9	$ 148.7	$ 149.8		$ 123.4	$ 145.9
Deferrals	13.1	18.5	13.2	12.5	12.8		39.8	38.5
Amortization, net of interest	(9.2)	(9.7)	(10.4)	(11.4)	(11.4)		(26.1)	(33.2)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	3.9	8.8	2.8	1.1	1.4		13.7	5.3
Balance as of End-of-Period	$ 137.1	$ 145.9	$ 148.7	$ 149.8	$ 151.2		$ 137.1	$ 151.2

Annualized Sales by Product Line
Life	$ 30.6	$ 49.9	$ 22.7	$ 21.1	$ 31.4	2.6%	$ 75.3	$ 75.2	-0.1%
Disability	29.8	63.6	23.5	29.3	38.5	29.2%	84.6	91.3	7.9%
Dental	8.0	15.5	8.1	9.1	9.9	23.8%	27.2	27.1	-0.4%
Total	$ 68.4	$ 129.0	$ 54.3	$ 59.5	$ 79.8	16.7%	$ 187.1	$ 193.6	3.5%

Insurance Premiums by Product Line
Life	$ 135.7	$ 138.8	$ 142.4	$ 147.4	$ 142.2	4.8%	$ 402.4	$ 432.0	7.4%
Disability	168.4	173.1	174.0	171.1	173.0	2.7%	498.6	518.1	3.9%
Dental	38.0	37.9	37.5	37.2	36.2	-4.7%	111.8	110.9	-0.8%
Other	28.5	33.1	35.9	57.6	28.1	-1.4%	121.2	121.6	0.3%
Total	$ 370.6	$ 382.9	$ 389.8	$ 413.3	$ 379.5	2.4%	$ 1,134.0	$ 1,182.6	4.3%

Income from Operations by Product Line
Life	$ 8.9	$ 3.8	$ 0.6	$ 12.5	$ 16.0	79.8%	$ 30.4	$ 29.1	-4.3%
Disability	16.0	13.1	25.3	20.7	17.3	8.1%	51.3	63.3	23.4%
Dental	1.2	0.8	(1.1)	(1.5)	(0.6)	NM	0.5	(3.2)	NM
Other	1.1	0.7	0.9	1.9	1.8	63.6%	3.5	4.6	31.4%
Total	$ 27.2	$ 18.4	$ 25.7	$ 33.6	$ 34.5	26.8%	$ 85.7	$ 93.8	9.5%

Loss Ratios by Product Line
Life	74.0%	77.3%	81.6%	70.3%	66.6%	72.7%	72.8%
Disability	68.6%	68.7%	59.1%	62.4%	66.8%	67.6%	62.8%
Dental	75.9%	75.6%	84.2%	86.1%	79.7%	79.2%	83.4%
Combined Loss Ratios	71.6%	72.8%	70.8%	68.2%	68.1%	70.9%	69.0%

(1)
Prior periods reflect a reclassification to general and administrative expenses from commissions for approximately $2.5 million a quarter as third party administrative fees were incorrectly reflected as commissions.

9/30/2009										PAGE 27
Other Operations
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change

Operating Revenues
Insurance premiums	$ 0.6	$ 0.3	$ 0.8	$ 2.7	$ 0.1	-83.3%	$ 3.7	$ 3.6	-2.7%
Net investment income	90.8	81.8	69.7	69.8	81.1	-10.7%	276.5	220.6	-20.2%
Amortization of deferred gain on business sold through reinsurance (1)	18.4	18.4	18.4	18.4	18.3	-0.5%	55.3	55.1	-0.4%
Other revenues and fees	4.9	1.7	1.7	5.4	2.9	-40.8%	10.8	10.0	-7.4%
Communications revenues	21.5	19.4	14.8	19.1	17.2	-20.0%	66.1	51.1	-22.7%
Total Operating Revenues	136.2	121.6	105.4	115.4	119.6	-12.2%	412.4	340.4	-17.5%

Operating Expenses
Interest credited	42.6	40.7	50.9	31.4	32.9	-22.8%	130.2	115.2	-11.5%
Benefits	30.7	25.6	106.6	36.0	36.0	17.3%	87.6	178.7	104.0%
Underwriting, acquisition, insurance and other expenses	36.0	47.1	35.0	56.8	24.3	-32.5%	126.4	116.1	-8.1%
Taxes, licenses and fees	2.6	1.6	1.5	3.1	(0.9)	NM	5.8	3.7	-36.2%
Interest and debt expenses	68.6	72.3	64.7	60.9	68.0	-0.9%	208.8	193.6	-7.3%
Communications expenses	14.2	14.7	12.9	13.5	13.3	-6.3%	45.1	39.6	-12.2%
Total Operating Expenses	194.7	202.0	271.6	201.7	173.6	-10.8%	603.9	646.9	7.1%

Loss from operations before federal income tax benefit	(58.5)	(80.4)	(166.2)	(86.3)	(54.0)	7.7%	(191.5)	(306.5)	-60.1%
Federal income tax benefit	(18.6)	(25.2)	(57.7)	(34.0)	(21.4)	-15.1%	(64.2)	(113.1)	-76.2%
Loss From Operations	$ (39.9)	$ (55.2)	$ (108.5)	$ (52.3)	$ (32.6)	18.3%	$ (127.3)	$ (193.4)	-51.9%

Run Off Institutional Pensions Account Values -Balance at End-of-Period	$ 2.010	$ 1.941	$ 1.931	$ 1.928	$ 1.931	-3.9%	$ 2.010	$ 1.931	-3.9%

Discontinued Operations
Unaudited (in millions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change

Discontinued Operations Before Disposal
Income from discontinued operations before federal income tax expense	$ 30.6	$ (4.0)	$ 13.2	$ 27.0	$ 27.3	-10.8%	$ 122.6	$ 67.5	-44.9%
Federal income tax expense	10.7	(1.2)	5.5	10.8	10.3	-3.7%	43.7	26.6	-39.1%
Income From Discontinued Operations Before Disposal	19.9	(2.8)	7.7	16.2	17.0	-14.6%	78.9	40.9	-48.2%

Disposal
Gain (loss) on disposal before federal income tax expense (benefit)	(0.2)	0.6	-	(237.0)	16.7	NM	(12.9)	(220.3)	NM
Federal income tax expense (benefit)	0.8	0.2	-	(67.0)	(38.3)	NM	(2.6)	(105.3)	NM
Gain (Loss) on Disposal	(1.0)	0.4	-	(170.0)	55.0	NM	(10.3)	(115.0)	NM
Income (Loss) From Discontinued Operations	$ 18.9	$ (2.4)	$ 7.7	$ (153.8)	$ 72.0	281.0%	$ 68.6	$ (74.1)	NM

(1)	Represents the amortization of deferred gain recognized on the business sold through indemnity reinsurance to Swiss Re.

9/30/2009										PAGE 28
Consolidated Deposits, Account Balances and Net Flows
Unaudited (in billions)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Deposits
Retirement Solutions:
Annuities - fixed annuities (1)	$ 1.276	$ 1.233	$ 1.361	$ 1.774	$ 2.025	58.7%	$ 3.807	$ 5.160	35.5%
Defined Contribution - fixed annuities	0.290	0.279	0.409	0.328	0.306	5.5%	0.902	1.043	15.6%
Annuities - variable annuities	1.672	1.087	0.827	0.851	1.063	-36.4%	5.603	2.741	-51.1%
Defined Contribution - variable products (2)	1.044	0.962	1.152	0.802	0.797	-23.7%	3.404	2.751	-19.2%
Insurance Solutions - Life Insurance	1.082	1.217	1.058	1.020	1.073	-0.8%	3.276	3.151	-3.8%
Total Deposits	5.364	4.778	4.807	4.775	5.264	-1.9%	16.992	14.846	-12.6%

	As of
	Sept.	Dec.	March	June	Sept.	%
	2008	2008	2009	2009	2009	Change
Account Balances
Retirement Solutions:
Annuities - fixed annuities (1)	$ 16.493	$ 16.530	$ 16.760	$ 17.531	$ 18.717	13.5%
Defined Contribution - fixed annuities	11.418	11.638	11.924	12.070	12.158	6.5%
Annuities - variable annuities	49.982	40.925	39.301	45.523	52.429	4.9%
Defined Contribution - variable products(2)	21.155	17.240	16.569	19.257	22.164	4.8%
Insurance Solutions - Life Insurance	32.283	31.753	30.031	30.622	31.271	-3.1%
Total Account Balances	131.331	118.086	114.585	125.003	136.739	4.1%

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change
Net Flows
Retirement Solutions:
Annuities - fixed annuities (1)	$ 0.489	$ 0.397	$ 0.596	$ 1.136	$ 1.515	209.8%	$ 1.816	$ 3.247	78.8%
Defined Contribution - fixed annuities	(0.121)	(0.108)	0.026	0.002	(0.021)	82.6%	(0.259)	0.007	102.7%
Annuities - variable annuities	0.455	(0.021)	(0.166)	(0.093)	0.086	-81.1%	1.898	(0.173)	NM
Defined Contribution - variable products (2)	0.214	0.279	0.631	0.254	0.165	-22.9%	0.869	1.050	20.8%
Insurance Solutions - Life Insurance	0.690	0.804	0.557	0.540	0.561	-18.7%	2.017	1.658	-17.8%
Total Net Flows	1.727	1.351	1.644	1.839	2.306	33.5%	6.341	5.789	-8.7%

(1)	Includes fixed portion of variable annuities.
(2)
Includes amounts attributable to mutual fund net flows. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

9/30/2009									PAGE 29
Consolidated Investment Data
Unaudited (millions of dollars)

	For the Three Months Ended						For the Nine Months Ended
	Sept.	Dec.	March	June	Sept.	%	Sept.	Sept.	%
	2008	2008	2009	2009	2009	Change	2008	2009	Change

Net Investment Income
Available-for-sale fixed maturity securities	$840.1	$827.5	$824.9	$854.6	$904.7	7.7%	$2,520.6	$2,584.2	2.5%
Available-for-sale equity securities	6.0	4.8	1.7	1.8	1.8	-70.0%	21.5	5.3	-75.3%
Trading securities	41.0	40.3	39.6	39.0	40.0	-2.4%	125.7	118.6	-5.6%
Mortgage loans on real estate	121.2	122.1	119.2	120.0	114.2	-5.8%	371.4	353.4	-4.8%
Real estate	5.1	4.7	3.8	3.5	3.6	-29.4%	18.3	10.9	-40.4%
Policy loans	46.0	45.3	44.3	42.2	41.9	-8.9%	133.7	128.4	-4.0%
Invested cash	9.1	13.8	8.3	4.1	1.0	-89.0%	38.6	13.4	-65.3%
Other investments	28.8	(68.8)	(2.2)	(67.4)	(6.7)	NM	36.8	(76.3)	NM
Investment income	1,097.3	989.7	1,039.6	997.8	1,100.5	0.3%	3,266.6	3,137.9	-3.9%
Investment expense	(29.6)	(30.0)	(26.3)	(27.2)	(29.2)	1.4%	(95.4)	(82.7)	13.3%
Net Investment Income	$1,067.7	$959.7	$1,013.3	$970.6	$1,071.3	0.3%	$3,171.2	$3,055.2	-3.7%

Average Invested Assets (Amortized Cost)	$70,150.2	$69,731.7	$69,583.2	$71,331.0	$73,791.1		$70,121.2	$71,568.4

Ratio of Net Investment Income Over Average Invested Assets	6.09%	5.51%	5.82%	5.44%	5.81%		6.03%	5.69%

Realized Loss Related to Investments
Available-for-sale fixed maturity securities:
Gross gains	$18.9	$16.1	$53.7	$32.8	$23.4	23.8%	$44.0	$109.9	149.8%
Gross losses	(372.1)	(527.1)	(241.3)	(172.1)	(165.9)	55.4%	(591.7)	(579.3)	2.1%
Equity securities:
Gross gains	1.0	-	3.1	0.5	0.5	-50.0%	1.1	4.1	272.7%
Gross losses	(25.4)	(131.5)	(2.6)	(6.0)	(7.8)	69.3%	(31.8)	(16.4)	48.4%
Gain (loss) on other investments	0.7	8.5	(2.1)	(57.9)	1.6	128.6%	28.9	(58.4)	NM
Associated amortization of DAC, VOBA, DSI, DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities	92.2	117.4	55.6	48.4	24.7	-73.2%	139.1	128.7	-7.5%
Total realized loss on investments, excluding trading securities	(284.7)	(516.6)	(133.6)	(154.3)	(123.5)	56.6%	(410.4)	(411.4)	-0.2%
Loss on certain derivative instruments	(29.9)	(50.1)	(16.5)	(4.0)	(12.1)	59.5%	(62.1)	(32.6)	47.5%
Total, pre-tax	(314.6)	(566.7)	(150.1)	(158.3)	(135.6)	56.9%	(472.5)	(444.0)	6.0%
Income taxes	(110.1)	(198.4)	(52.5)	(55.4)	(47.6)	56.8%	(165.4)	(155.4)	6.0%
Total, After-Tax	$(204.5)	$(368.3)	$(97.6)	$(102.9)	$(88.0)	57.0%	$(307.1)	$(288.6)	6.0%

		As of September 30, 2009			As of December 31, 2008
		Amount	% of Total		Amount	% of Total
Available-for-Sale and Trading Securities
Fixed maturity securities (fair value)		$63,212.2	99.6%		$50,471.6	99.5%
Fixed maturity securities (amortized cost)		62,804.3	99.4%		56,686.3	99.2%

Equity securities (fair value)		284.9	0.4%		255.6	0.5%
Equity securities (amortized cost)		394.4	0.6%		429.8	0.8%

% of Available-for-Sale Fixed Maturity Securities, Based on Fair Value
Treasuries and AAA			19.0%			24.5%
AA or better			26.2%			30.9%
BB or less			6.8%			4.5%

General Account Investments		As of September 30, 2009			As of December 31, 2008
		Amount	% of Total		Amount	% of Total
Fixed Maturities - Security Sector:
Corporate bonds		$46,304.6	76.3%		$36,055.6	74.9%
U.S. Government bonds		221.7	0.4%		245.9	0.5%
Foreign government bonds		492.9	0.8%		520.8	1.1%
Mortgage-backed securities		10,946.9	18.0%		10,129.6	21.0%
State and municipal bonds		1,464.9	2.4%		226.4	0.5%
Preferred stocks - redeemable		1,235.2	2.0%		962.3	2.0%
Total		$60,666.2	100.0%		$48,140.6	100.0%

	As of
	Sept.	Dec.	March	June	Sept.	%
Composition of Investment Portfolio	2008	2008	2009	2009	2009	Change
Available-for-sale securities, at fair value:
Fixed maturity	$50,938.9	$48,140.6	$48,535.5	$55,049.8	$60,666.2	19.1%
Equity	448.8	254.1	175.7	236.3	283.0	-36.9%
Trading securities	2,393.4	2,332.5	2,245.6	2,316.7	2,547.9	6.5%
Mortgage loans on real estate and real estate	7,814.7	7,840.6	7,745.1	7,627.5	7,431.0	-4.9%
Policy loans	2,867.2	2,921.1	2,905.6	2,896.9	2,893.0	0.9%
Derivative investments	1,262.2	3,397.2	2,226.1	1,233.8	1,282.0	1.6%
Other investments	1,193.0	1,624.1	1,476.2	1,187.1	1,079.6	-9.5%
Total	$66,918.2	$66,510.2	$65,309.8	$70,548.1	$76,182.7	13.8%